Exhibit 10(c)

                                                            [EXECUTION VERSION]
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                             TXU ENERGY COMPANY LLC
                                   AS BORROWER
                   ------------------------------------------

                                  $500,000,000
                                CREDIT AGREEMENT


                          Dated as of November 4, 2004

                   ------------------------------------------


                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                    AS ADMINISTRATIVE AGENT AND FRONTING BANK



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                                TABLE OF CONTENTS
                                -----------------
                                                               Page
                                                               ----

ARTICLE I DEFINITIONS; CONSTRUCTION...............................1


      SECTION 1.01. Defined Terms.................................1
      SECTION 1.02. Terms Generally..............................15

ARTICLE II THE CREDITS...........................................16

      SECTION 2.01. Commitments..................................16
      SECTION 2.02. Loans........................................16
      SECTION 2.03. Borrowing Procedure..........................18
      SECTION 2.04. Fees.........................................18
      SECTION 2.05. Repayment of Loans; Evidence of
        Indebtedness.............................................19
      SECTION 2.06. Interest on Loans............................20
      SECTION 2.07. Alternate Rate of Interest...................21
      SECTION 2.08. Termination and Reduction of Total
      COMMITMENT................................................ 21
      SECTION 2.09. Optional Prepayment..........................21
      SECTION 2.10. Mandatory Prepayment.........................22
      SECTION 2.11. Reserve Requirements; Change in
        Circumstances............................................22
      SECTION 2.12. Change in Legality...........................24
      SECTION 2.13. Pro Rata Treatment...........................25
      SECTION 2.14. Sharing of Setoffs...........................25
      SECTION 2.15. Payments.....................................26
      SECTION 2.16. Taxes........................................26
      SECTION 2.17. Assignment of Commitments Under Certain
       Circumstances.............................................29
      SECTION 2.18. Letters of Credit............................29
      SECTION 2.19. Reinstatement of Letter of Credit Amounts
        with respect to Bond Letters of Credit...................33

ARTICLE III REPRESENTATIONS AND WARRANTIES.......................33

      SECTION 3.01. Organization; Powers.........................33
      SECTION 3.02. Authorization................................33
      SECTION 3.03. Enforceability...............................34
      SECTION 3.04. Governmental Approvals.......................34
      SECTION 3.05. Financial Statements.........................34
      SECTION 3.06. Litigation...................................35
      SECTION 3.07. Federal Reserve Regulations..................35
      SECTION 3.08. Investment Company Act; Public Utility
        Holding Company Act......................................35
      SECTION 3.09. No Material Misstatements....................35
      SECTION 3.10. Taxes........................................36
      SECTION 3.11. Employee Benefit Plans.......................36
      SECTION 3.12. Significant Subsidiaries.....................36
      SECTION 3.13. Environmental Matters........................36


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      SECTION 3.14. Solvency.....................................37

ARTICLE IV CONDITIONS............................................37

      SECTION 4.01. Initial Extensions of Credit.................37
      SECTION 4.02. Conditions for All Extensions of Credit......38
      SECTION 4.03. Conditions to Issuance of a Bond Letter
        of Credit................................................39

ARTICLE V THE PROVIDER BONDS.....................................40

ARTICLE VI COVENANTS.............................................42

      SECTION 6.01. Corporate Existence..........................42
      SECTION 6.02. Compliance with Laws; Maintenance of
        Properties...............................................42
      SECTION 6.03. Financial Statements, Reports, Etc...........42
      SECTION 6.04. Annual Officer's Certificate as to
        Compliance...............................................43
      SECTION 6.05. Consolidation, Merger, Conveyance or
        Other Transfer...........................................44
      SECTION 6.06. Limitations on Liens.........................45
      SECTION 6.07. Limitations on Debt..........................46
      SECTION 6.08. Limitations on Asset Sales...................46
      SECTION 6.09. Bond Documents...............................46
      SECTION 6.10. Use of Proceeds..............................47

ARTICLE VII EVENTS OF DEFAULT....................................47

      SECTION 7.01. Events of Default............................47
      SECTION 7.02. Letter  of Credit Remedies...................49

ARTICLE VIII THE AGENT...........................................50

ARTICLE IX MISCELLANEOUS.........................................52

      SECTION 9.01. Notices......................................52
      SECTION 9.02. Survival of Agreement........................53
      SECTION 9.03. Binding Effect...............................53
      SECTION 9.04. Successors and Assigns.......................53
      SECTION 9.05. Expenses; Indemnity..........................56
      SECTION 9.06. Right of Setoff..............................58
      SECTION 9.07. Pari Passu...................................58
      SECTION 9.08. Applicable Law...............................58
      SECTION 9.09. Waivers; Amendment...........................59
      SECTION 9.10. Entire Agreement.............................59
      SECTION 9.11. Severability.................................59
      SECTION 9.12. Counterparts.................................60
      SECTION 9.13. Headings.....................................60
      SECTION 9.14. Interest Rate Limitation.....................60
      SECTION 9.15. Jurisdiction; Venue..........................60


                                       ii


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     SECTION 9.16. Confidentiality...............................61


EXHIBITS AND SCHEDULES

Exhibit A   -    Form of Assignment and Acceptance
Exhibit B   -    Form of Borrowing Request
Exhibit C   -    Form of Prepayment Notice
Exhibit D   -    Form of Notice of Interest Period

Schedule 2.01     -    Commitments
Schedule 2.18(i)  -    Fronting Bank LC Limits




















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      CREDIT AGREEMENT (this "AGREEMENT"), dated as of November 4, 2004, among
TXU Energy Company LLC, a Delaware limited liability company (the "BORROWER"), the lenders listed in Schedule 2.01 (together with their successors and assigns, the "LENDERS") and Wachovia Bank, National Association as administrative agent for the Lenders (in such capacity, the "AGENT") and as the fronting bank for letters of credit issued hereunder (in such capacity, the "FRONTING BANK").

      The Borrower has requested that the Lenders and the Fronting Bank provide the credit facility hereinafter described in the amounts and on the terms and conditions set forth herein, the Lenders and the Fronting Bank have so agreed on the terms and conditions set forth herein, and Wachovia Bank, National Association has agreed to act as administrative agent for the Lenders, on such terms and conditions;

      Accordingly, the parties hereto agree as follows:

                                   ARTICLE I
                            DEFINITIONS; CONSTRUCTION

     SECTION 1.01. ..DEFINED TERMS.

     As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

          "ABR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II or any Eurodollar Loan converted (pursuant to Section 2.03,
     2.08 or 2.12(a)(ii)) to a loan bearing interest at a rate determined by reference to the Alternate Base Rate.

          "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

          "AGENT" shall have the meaning given such term in the preamble hereto.

          "AGREEMENT" shall have the meaning given such term in the preamble hereto.

          "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (i) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (ii) the Base Rate in effect on such day. For purposes hereof, "BASE RATE" shall mean the rate of interest per annum publicly announced from time to time by Wachovia as its base rate in effect at its principal office in Charlotte, North Carolina; each change in the Base Rate shall be effective on the date such change is publicly announced as effective; and "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a


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                                                                               2


     Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by Wachovia, of the quotations for the day of such transactions received by Wachovia from three Federal funds brokers of recognized standing selected by it. If for any reason Wachovia shall have determined (which determination shall be conclusive absent manifest error; provided that Wachovia shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of Wachovia to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (i) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Base Rate or the Federal Funds Effective Rate, respectively.

          "APPLICABLE MATURITY DATE" shall mean, with respect to any Bridge Loan, the Bridge Maturity Date and with respect to any other Loan, the Facility Maturity Date.

          "APPLICABLE PERIOD" shall have the meaning set forth in Section
     2.04(a).

          "ASSET SALE" means any sale of any properties or assets of the Borrower or any of its Subsidiaries including by way of the sale by the Borrower or any such Subsidiary of equity interests in any such Subsidiary or by way of a sale-leaseback or similar transaction; provided, however, that "Asset Sale" shall not include (i) any sales of accounts receivable, energy, fuel or other commodities or the right or obligation to purchase, or other contracts or derivatives associated with, energy, fuel or other commodities, (ii) any energy and commodity trading, marketing or risk management activities, (iii) any sale-leaseback or similar transaction that results in Debt, or (iv) any sale-leaseback or similar transaction completed within twelve months from the later of the time the property that is the subject of such transaction is acquired and the time it is placed into commercial operation by the Borrower or any of its Subsidiaries.

          "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee in the form of Exhibit A.

          "AVAILABLE COMMITMENT" shall mean, for each Lender, the excess of such Lender's Commitment over such Lender's Outstanding Credits. "AVAILABLE COMMITMENTS" shall refer to the aggregate of the Lenders' Available Commitment hereunder.

          "AVAILABLE REVOLVER SUB-COMMITMENT" shall mean, for each Lender, the lesser of (A) such Lender's Revolver Sub-Commitment or (B) the excess of such Lender's Commitment over such Lender's Outstanding Credits. "AVAILABLE REVOLVER SUB-COMMITMENTS" shall refer to the aggregate of the Lenders' Available Revolver Sub-Commitment hereunder.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States.


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                                                                               3


          "BOND COUNSEL" means McCall, Parkhurst & Horton L.L.P., Dallas, Texas, or an attorney or firm of attorneys of nationally recognized standing in the field of law relating to municipal, state and public agency financing, selected by the Borrower and reasonably acceptable to the Trustee, the Issuer and the Agent.

          "BOND LETTER OF CREDIT" means any Letter of Credit issued under the terms of this Agreement whereby such Letter of Credit has been issued by the Fronting Bank to support the payment of the principal of and interest on, the purchase price of, and, if applicable, the premium of a certain Series of Bonds.

          "BONDS" means any pollution control revenue bonds issued, or to be issued, by a Governmental Authority (or similar entity) whereby the proceeds of such bonds are to be or have been loaned, advanced or otherwise applied or distributed to the Borrower, at the direction of the Borrower, for the purposes of purchasing or otherwise financing or refinancing any pollution control facility as identified in the particular Indenture under which such bonds were or are to be issued.

          "BORROWER" has the meaning given such term in the preamble hereto.

          "BORROWER INFORMATION" shall have the meaning given such term in
     Section 3.05(b) hereof.

          "BORROWING" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

          "BORROWING REQUEST" shall mean a request made pursuant to Section 2.03 in the form of Exhibit B.

          "BRIDGE AVAILABILITY PERIOD" shall mean the period commencing on the Closing Date and ending on the earlier to occur of (i) December 3, 2004 or
     (ii) the date on which the Bridge Loans have been fully drawn.

          "BRIDGE MATURITY DATE" shall mean the earlier of November 3, 2005 and the date that all amounts due under the Bridge Loans are fully paid in accordance with Section 2.10.

          "BRIDGE LOAN" shall mean any bridge loan made pursuant to Section 2.02(a), whether made as a Eurodollar Loan or as an ABR Loan.

          "BUSINESS DAY" shall mean any day (other than a day that is a Saturday, Sunday or legal holiday in the State of New York or North Carolina) on which banks are open for business in New York City or Charlotte, North Carolina; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "CAPITALIZED LEASE LIABILITIES" of any person means the amount, if any, shown as liabilities on such person's unconsolidated balance sheet for capitalized leases of property not owned by such person, which amount shall


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                                                                               4


     be determined in accordance with GAAP and practices applicable to the type of business in which such person is engaged.

          "CASH COLLATERAL ACCOUNT" shall have the meaning assigned to such term in Section 7.02.

          "CLOSING DATE" means November 4, 2004.

          "CODE" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "COMMISSION" shall mean the Public Utility Commission of the State of Texas.

          "COMMITMENT" shall mean, with respect to any Lender, the commitment of such Lender, as set forth in Schedule 2.01 hereto, to make Bridge Loans during the Bridge Availability Period, to make Revolving Loans during the Revolver Availability Period not to exceed the Revolver Sub-Commitment and to purchase Term Loan participations in the Letters of Credit, as such Commitment may be permanently terminated or reduced from time to time pursuant to Section 2.08 or modified from time to time pursuant to Section 9.04.

          "COMMITMENT REDUCTION AMOUNT" means, as of any Reduction Date, the amount by which the Total Commitment is being reduced on such Reduction Date.

          "COMPARABLE TREASURY ISSUE" means the United States Treasury security having a maturity comparable to the period remaining from the Reduction Date to the Facility Maturity Date at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity.

          "COMPARABLE TREASURY PRICE" means, with respect to any Reduction Date,
     (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such Reduction Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such Reduction Date or (b) if only one Reference Treasury Dealer Quotation is available, such quotation.

          "CONSOLIDATED SUBSIDIARY" of any person shall mean at any date any Subsidiary or other entity the accounts of which would be consolidated with those of such person in such person's consolidated financial statements as of such date.

          "CONTROLLED GROUP" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code.

           "CORPORATION" shall mean a corporation, association, company, limited liability company, partnership, joint stock company, business or statutory trust or other business entity, and references to "corporate" and other derivations of "corporation" herein shall be deemed to include appropriate derivations of such entities.

           "DEBT," with respect to any person, means:

          (a) indebtedness of such person for borrowed money evidenced by a bond, debenture, note or other similar written instrument or agreement by which such person is obligated to repay such borrowed money,

          (b) Capitalized Lease Liabilities of such person, and

          (c) any guaranty by such person of any such indebtedness or Capitalized Lease Liabilities of another person.

     However, "Debt" does not include, among other things,

          (x) indebtedness of such person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services,

          (y) any trade obligations (including obligations under agreements relating to the purchase and sale of any commodity, including fuel or power purchase or sale agreements, tolling agreements, and any commodity, currency, interest rate, weather or other hedges or derivatives regardless of whether such transaction is a "financial" or physical transaction) or other obligations of such person in the ordinary course of business, or

          (z) obligations of such person under any lease agreement (including any lease intended as security), other than Capitalized Lease Liabilities.

          "DEFAULT" shall mean any event or condition, which upon notice, lapse of time or both would constitute an Event of Default.

          "DOLLARS" or "$" shall mean lawful money of the United States of America.

          "DTC" shall mean The Depository Trust Company.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that is a member of a group of (i) organizations described in
     Section 414(b) or (c) of the Code and (ii) solely for purposes of the Lien created under Section 412(n) of the Code, organizations described in
     Section 414(m) or (o) of the Code of which the Borrower is a member.

          "ERISA EVENT" shall mean (i) any Reportable Event; (ii) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (iii) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (iv) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (v) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (vi) the occurrence of a nonexempt "prohibited transaction" as defined in Section 4975(c) of the Code or Section 406 of ERISA with respect to which the Borrower or any of its Subsidiaries is liable; and (vii) any other similar event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower other than a liability to pay premiums or benefits when due.

          "EURODOLLAR BORROWING" shall mean a Borrowing comprised of Eurodollar Loans.

          "EURODOLLAR LOAN" shall mean any Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
     Section 7.01.

          "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          "EXCLUDED ITEMS" shall mean (i) any non-cash book losses relating to the sale or write-down of assets and (ii) any write-down of the regulated assets related to Qualified Transition Bonds.

          "EXTENSION OF CREDIT" shall mean (i) the making of a Loan or (ii) the issuance of a Letter of Credit or the amendment of any Letter of Credit having the effect of extending the stated termination date thereof or increasing the maximum amount available to be drawn thereunder.

           "FACILITY MATURITY DATE" shall mean December 15, 2009.

          "FEDERAL FUNDS EFFECTIVE RATE" shall have the meaning set forth in the definition of "Alternate Base Rate".

          "FEES" shall mean, collectively, the Termination Fee, the Unused Commitment Fee and the Letter of Credit Fee and other fees, administrative costs or expenses set forth in Section 2.04.

          "FINANCIAL OFFICER" of any corporation shall mean the chief financial officer, principal accounting officer, treasurer, associate or assistant treasurer, or any responsible officer designated by one of the foregoing persons, of such corporation.

          "FRONTING BANK" shall mean Wachovia or any Affiliate of Wachovia acceptable to the Borrower that delivers an instrument in form and substance satisfactory to the Borrower and the Agent whereby such Affiliate agrees to act as the "Fronting Bank" hereunder and states the amount of its LC Fronting Bank Commitment.

          "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

          "GOVERNMENTAL AUTHORITY" means the government of the United States or of any state or territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any of the foregoing, or any department, agency, authority or other instrumentality of any of the foregoing.

          "INDENTURE" means, with respect to a Series of Bonds, the indenture or trust agreement, as amended or supplemented, under which such Series of Bonds are issued.

          "INSTALLMENT PAYMENT AND BOND AMORTIZATION AGREEMENT" means, with respect to a Series of Bonds, the agreement between the Borrower and the Issuer, as amended or supplemented, related to the issuance of such Series of Bonds.

          "INTEREST PAYMENT DATE" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any prepayment of such Loan or conversion of such Loan to a Loan of a different Type.

          "INTEREST PERIOD" shall mean (i) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter; provided that, in the case of any Eurodollar Borrowing made during the 30-day period ending on the Applicable Maturity Date, such period may end on the seventh or fourteenth day thereafter, as the Borrower may elect (ii) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the earliest of (A) the next succeeding March 31, June 30, September 30 or December 31, (B) the Applicable Maturity Date, and (C) the date such Borrowing is repaid or prepaid in accordance with Section 2.05 or Section 2.09; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "ISSUER" means, with respect to a Series of Bonds, the applicable Governmental Authority (or similar entity) that issues or issued such Series of Bonds.

          "LC FRONTING BANK COMMITMENT" shall mean $500,000,000.

          "LC OUTSTANDINGS" shall mean, on any date of determination, the sum of
     (i) the undrawn Stated Amounts of all Letters of Credit that are outstanding on such date and (ii) the aggregate principal amount of all unpaid reimbursement obligations of the Borrower on such date with respect to payments made by the Fronting Bank under Letters of Credit (excluding reimbursement obligations that have been repaid with the proceeds of any Term Loan). A Lender's "LC Outstandings" shall mean such Lender's participation interest in undrawn Letters of Credit and its Percentage of all unpaid reimbursement obligations in respect of the Letters of Credit.

          "LC PAYMENT NOTICE" shall have the meaning assigned to such term in
     Section 2.18(e).

          "LENDERS" shall have the meaning given such term in the preamble hereto.

          "LETTER OF CREDIT" shall mean a letter of credit that is issued by a Fronting Bank pursuant to a Request for Issuance, as such letter of credit may from time to time be amended, modified or extended in accordance with the terms of this Agreement.

          "LETTER OF CREDIT FEE" shall have the meaning set forth in Section 2.04(b).

          "LIBO RATE" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by Wachovia from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of Wachovia in immediately available funds in the London interbank market at approximately 11:00 a.m. London time, two Business Days prior to the commencement of such Interest Period.

          "LIEN" shall mean any lien, mortgage, deed of trust, pledge or security interest, in each case, intended to secure the repayment of Debt.

          "LOAN" shall mean any Bridge Loan, Revolving Loan or Term Loan made pursuant to Section 2.02 or 2.18(c).

          "MARGIN REGULATIONS" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.


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                                                                               9


          "MARGIN STOCK" shall have the meaning given such term under Regulation U of the Board.

          "MATERIAL ADVERSE CHANGE" shall mean a materially adverse change in the business, assets, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, that makes the Borrower unable to perform any of its obligations under this Agreement or that impairs the rights of, or benefits available to, the Agent, the Lenders or the Fronting Bank under this Agreement.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
     Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or accruing an obligation to make, contributions, or has within any of the preceding five plan years made, or accrued an obligation to make, contributions.

          "OFFERING CIRCULAR" means, with respect to a Series of Bonds, the offering circular, together with the documents incorporated therein by reference, including any amendments, supplements or reoffering circulars related thereto, relating to such Series of Bonds.

          "OUTSTANDING CREDITS" of any Lender shall mean, on any date of determination, an amount equal to (i) the aggregate principal amount of all outstanding Loans made by such Lender plus (ii) such Lender's LC Outstandings on such date.

          "PARENT CREDIT AGREEMENT" shall mean the $2,300,000,000 Credit Agreement, dated as of November 4, 2004, among TXU Corp. as borrower, Citicorp North America, Inc., as administrative agent and the lenders party thereto.

          "PAYMENT DATE" shall have the meaning set forth in Section 2.04(a).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "PERCENTAGE" shall mean, for any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such date by the Total Commitment on such date.

          "PERMITTED BUSINESS" means a business that is the same or similar to the business of the Borrower or any Subsidiary as of November 4, 2004, or any business reasonably related thereto.

          "PERMITTED LIENS" means

          (a) any Liens existing at November 4, 2004;

          (b) any vendors' Liens, purchase money Liens and other Liens placed on property at, or within twelve months following the later of the date of acquisition of such property and the date such property is placed into commercial operation by the Borrower or any of its Subsidiaries and Liens to secure or provide for the acquisition, construction, improvement, expansion or development of any property by the Borrower or any such Subsidiary, provided that no such Lien in this clause (b) shall extend to or cover any other property of the Borrower or any such Subsidiary;

          (c) any Liens on cash or securities (other than equity interests issued by any Subsidiary) on hand or in banks or other financial institutions, deposit accounts and interests in general or limited partnerships (other than equity interests issued by any Subsidiary of the Borrower);

          (d) any Liens on property or equity interests, or arising out of any Debt, of any person existing at the time the person is merged into or consolidated with the Borrower or any of its Subsidiaries;

          (e) any Liens in connection with the issuance of tax-exempt pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code of 1986, as amended (or any successor provision), and any taxable bonds that the Borrower intends to refinance with such tax-exempt bonds, to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property, provided that such Liens are limited to the property acquired or constructed or improved and to substantially unimproved real property on which such construction or improvement is located; provided further, that the Borrower or any of its Subsidiaries may further secure all or any part of such purchase price or the cost of construction or improvement by an interest on additional property of the Borrower or any of its Subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

          (f) any Liens on contracts, leases and other agreements of whatsoever kind and nature; any Liens on contract rights, bills, notes and other instruments; any Liens on revenues, accounts, accounts receivable and unbilled revenues, claims, credits, demands and judgments; any Liens on governmental and other licenses, permits, franchises, consents and allowances; and any Liens on patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

          (g) any Liens, including in connection with sale-leaseback transactions, on natural gas, coal, lignite, oil or other mineral properties or nuclear fuel owned or leased by the Borrower or any of its Subsidiaries;

          (h) any Liens on automobiles, buses, trucks and other similar vehicles and movable equipment; vessels, boats, barges and other marine equipment; airplanes, helicopters, aircraft engines and other flight equipment; and parts, accessories and supplies used in connection with any of the foregoing;

          (i) any Liens on furniture and furnishings, and computers, data processing, data storage, data transmission, telecommunications and other equipment, facilities and apparatus, which, in any case, are used primarily for administrative or clerical purposes;

          (j) any Liens on property that is the subject of a lease agreement (other than any lease agreement for which the Borrower or any of its Subsidiaries has incurred Capitalized Lease Liabilities) designating the Borrower or any of its Subsidiaries as lessee and all right, title and interest of the Borrower or any of its Subsidiaries in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security;

          (k) any Liens on the rights of TXU Mining Company LP, or its successors, existing under the Operating Agreement, dated April 28, 1978, as amended by the Modification of Operating Agreement, dated April 20, 1979, among TXU Mining Company LP and TXU US Holdings Company (formerly TXU Electric Company, successor to Dallas Power & Light Company, Texas Electric Service Company and Texas Power & Light Company) and the Borrower, TXU Energy Retail Company LP and TXU Generation Company LP (pursuant to the Assumption Agreement, dated December 31, 2001, by and among TXU US Holdings Company, the Borrower, TXU Energy Retail Company LP and TXU Generation Company LP), and as it may be amended from time to time; provided that any amendment thereof shall not increase the scope of any Liens permitted under this clause (k);

          (l) any other Liens securing Debt, provided that the sum of (i) the aggregate principal amount of the Debt of the Borrower and any of its Subsidiaries secured by such Liens, plus (ii) the aggregate principal amount of Debt of any such Subsidiary issued under clause (e) of the definition of Permitted Subsidiary Debt, does not exceed 10% of the total assets of the Borrower and its Consolidated Subsidiaries as shown on the Borrower's most recent quarterly audited or unaudited consolidated balance sheet; and provided further that in so calculating the total amount of Debt for purposes of this clause (l), no Debt (whether or not secured) shall be counted more than once; and

          (m) any Liens granted in connection with extending, renewing, replacing or refinancing, in whole or in part, the Debt secured by Liens described in the foregoing clauses (a) through (l), to the extent of the principal amount of the Debt so extended, renewed, replaced or refinanced.

     In determining whether any Lien is a Permitted Lien, the Borrower may rely on one or more of clauses (a) through (m) of this definition of Permitted Lien with respect to such Lien.

          "PERMITTED SUBSIDIARY DEBT" means:

          (a) any Debt of any Subsidiary of the Borrower existing at November 4, 2004;

          (b) any Debt of any such Subsidiary incurred at the time of, or within twelve months following the later of the acquisition of property and the placement of such property into commercial operation by such Subsidiary, or incurred to provide for the construction, improvement, expansion or development of property, provided that no such Debt shall be incurred in an amount greater than the fair value of the property so acquired, constructed, improved, expanded or developed;

          (c) any Debt of any corporation existing at the time the corporation was merged into or consolidated with any Subsidiary of the Borrower;

          (d) any Debt incurred in connection with borrowings from the Borrower or any wholly-owned Subsidiary of the Borrower;

          (e) any other Debt of a Subsidiary of the Borrower (whether or not secured), provided that the sum of (i) the aggregate principal amount of the Debt of the Borrower and any such Subsidiary issued pursuant to clause
     (l) of the definition of Permitted Liens, plus (ii) the aggregate principal amount of Debt of the Borrower's Subsidiaries issued pursuant to this clause (e), does not exceed 10% of the total assets of the Borrower and its Consolidated Subsidiaries as shown on the Borrower's most recent quarterly audited or unaudited consolidated balance sheet; and provided further that in so calculating the total amount of Debt for purposes of this clause (e), no Debt (whether or not secured) shall be counted more than once; and

          (f) any Debt incurred in connection with extending, renewing, replacing or refinancing, in whole or in part, the Debt described in the foregoing clauses (a) through (e), to the extent of the principal amount of the Debt so extended, renewed, replaced or refinanced.

     In determining whether any Debt is Permitted Subsidiary Debt, the Borrower may rely on one or more of clauses (a) through (f) of this definition of Permitted Subsidiary Debt with respect to such Debt.

          "PERSON" shall mean any individual, corporation, joint venture trust or unincorporated organization or any Governmental Authority.

          "PLAN" shall mean any employee pension benefit plan described under
     Section 3(2) of ERISA (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA that is maintained by the Borrower or any ERISA Affiliate.

          "PREPAYMENT NOTICE" shall mean a notice of prepayment made pursuant to
     Section 2.09(a) or 2.10(c), substantially in the form of Exhibit C.

          "PRIOR REIMBURSEMENT AGREEMENT" means, with respect to a Series of Bonds, any reimbursement agreement between the Borrower and a prior letter of credit provider, whereby the prior letter of credit provider issued a letter of credit for such Series of Bonds, which letter of credit is to be terminated and replaced by a Bond Letter of Credit and all obligations under the reimbursement agreement related to such prior letter of credit are to be satisfied.

          "PROVIDER BONDS" shall have the meaning assigned to such term in
     Section 5.01(a) of this Agreement (which bonds may be referred to as "Bank Bonds" or another defined term in the applicable Indenture).

          "QUALIFIED TRANSITION BOND ISSUER" shall mean (i) the Borrower or (ii) a subsidiary of such Borrower formed and operating solely for the purpose of (A) purchasing and owning transition property created under a "financing order" (as such term is defined in the Texas Utilities Code) issued by the Commission, (B) issuing such securities pursuant to such order, (C) pledging its interests in such transition property to secure such securities and (D) engaging in activities ancillary to those described in clauses (A), (B) and (C) above.

          "QUALIFIED TRANSITION BONDS" shall mean securities, however denominated, that are (i) issued by a Qualified Transition Bond Issuer,
     (ii) secured by or otherwise payable from transition charges authorized pursuant to the financing order referred to in clause (iii)(A) of the definition of "Qualified Transition Bond Issuer", and (iii) non-recourse to the Borrower or any of its Consolidated Subsidiaries (other than the issuer of such securities).

          "REDUCTION DATE" shall have the meaning set forth in Section 2.04(c).

          "REFERENCE TREASURY DEALER" means a primary U.S. Government securities dealer in New York City selected by the Agent and reasonably acceptable to the Borrower.

          "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any Reduction Date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted by three Reference Treasury Dealers at 5:00 p.m. on the third Business Day preceding such Reduction Date.

          "REGISTER" shall have the meaning given such term in Section 9.04(d).

          "RELATED DOCUMENTS" means, with respect to a Series of Bonds supported or to be supported by a Bond Letter of Credit, the relevant Series of Bonds, the Indenture or Installment Payment and Bond Amortization Agreement related thereto, the Offering Circular, the Remarketing Agreement or any other agreement or instrument relative thereto

          "REMARKETING AGENT" means, with respect to a Series of Bonds, any remarketing agent appointed under the Indenture for such Series of Bonds, and its successors and assigns.

          "REPORTABLE EVENT" shall mean any reportable event as defined in Sections 4043(c)(1)-(8) of ERISA or the regulations issued thereunder (other than a reportable event for which the 30 day notice requirement has been waived) with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414).

          "REQUEST FOR ISSUANCE" shall have the meaning given such term in
     Section 2.18(a).

          "REQUIRED LENDERS" shall mean, at any time, Lenders having Commitments representing in excess of 50% of the Total Commitment or, (i) for purposes of acceleration pursuant to clause (ii) of the first paragraph of Section
     7.01 hereof, or (ii) if the Total Commitment has been terminated, Lenders with Outstanding Credits in excess of 50% of the aggregate amount of Outstanding Credits.

          "RESPONSIBLE OFFICER" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "REVOLVER AVAILABILITY PERIOD" shall mean the period commencing on the first date after the Bridge Availability Period when there are no Bridge Loans outstanding and terminating on the Facility Maturity Date.

          "REVOLVER SUB-COMMITMENT" shall mean, with respect to any Lender, the commitment of such Lender, as set forth in Schedule 2.01 hereto, to make Revolving Loans during the Revolver Availability Period, as such Commitment may be permanently terminated or reduced from time to time pursuant to
     Section 2.09 or modified from time to time pursuant to Section 9.04.

          "REVOLVING LOAN" shall mean a revolving loan made pursuant to Section 2.02(a), whether made as a Eurodollar Loan or as an ABR Loan.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SERIES" means any series of Bonds.

          "SIGNIFICANT SUBSIDIARY" shall mean, with respect to the Borrower at any time, any Subsidiary of the Borrower that as of such time has total assets in excess of 10% of the total assets of the Borrower and its Consolidated Subsidiaries.

          "SOLVENT" shall mean, with respect to any person as of a particular date, that on such date such person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "STATED AMOUNT" shall mean, with respect to a Letter of Credit, the maximum amount available to be drawn by a beneficiary under such Letter of Credit.

          "STATED EXPIRATION DATE" shall mean the stated expiration date of a Letter of Credit or shall have the meaning assigned to such term in the applicable Bond Letter of Credit and shall not be a date later than the Facility Maturity Date..

          "SUBSIDIARY" shall mean, with respect to any person (the "PARENT"), any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such parent; provided, however, that any

     Qualified Transition Bond Issuer that is a subsidiary of the Borrower or any subsidiary of any such Qualified Transition Bond Issuer shall not be deemed a Subsidiary of the Borrower.

          "TERM LOAN" shall mean a term loan made pursuant to Section 2.18(c).

          "TENDER DRAFT" has the meaning assigned to that term in the applicable Bond Letter of Credit.

          "TENDERED BONDS" means, with respect to a Series of Bonds, the Bonds of such Series tendered or deemed tendered for purchase, the purchase price of which was paid by a draw under a Bond Letter of Credit.

          "TERMINATION FEE" shall have the meaning set forth in Section 2.04(c).

          "TOTAL COMMITMENT" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time. The amount of the Total Commitment on the date hereof is $500,000,000.

          "TREASURY RATE" means, with respect to any Reduction Date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Reduction Date.

          "TRUSTEE" means, with respect to a Series of Bonds, any trustee appointed under the Indenture for a particular Series of Bonds, its successors and assigns.

          "TXU" shall mean TXU Corp., a Texas corporation, and its successors.

          "TYPE", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "RATE" shall include the LIBO Rate and the Alternate Base Rate.

          "UNUSED COMMITMENT FEE" shall have the meaning set forth in Section 2.04(a).

          "WACHOVIA " shall mean Wachovia Bank, National Association.

          "WITHDRAWAL LIABILITY" shall mean liability of the Borrower established under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan, as such terms are defined in
     Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. TERMS GENERALLY.

          The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

                                   ARTICLE II
                                   THE CREDITS

          SECTION 2.01. COMMITMENTS.

          (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender and the Fronting Bank (as applicable) agrees, severally and not jointly, as follows: (i) each Lender agrees to make Bridge Loans to the Borrower at any time and from time to time during the Bridge Availability Period up to the amount of such Lender's Available Commitment, (ii) each Lender agrees to make Revolving Loans to the Borrower at any time and from time to time during the Revolving Availability Period up to the amount of such Lender's Available Revolver Sub-Commitment, (iii) the Fronting Bank agrees to issue Letters of Credit for the account of the Borrower at any time and from time to time until the fifth Business Day preceding the Facility Maturity Date in an aggregate Stated Amount at any time outstanding not to exceed the LC Fronting Bank Commitment, and (iv) each Lender agrees to purchase its pro rata share of Term Loans made by the Fronting Bank as more fully set forth in Section 2.18. Notwithstanding the foregoing, at no time shall (A) the Outstanding Credits exceed the aggregate amount of the Lenders' Commitments, (B) any Lender's Outstanding Credits exceed the amount of such Lender's Commitment, (C) the Fronting Bank make any Extension of Credit relating to a Letter of Credit if such Extension of Credit would cause (x) the aggregate amount of Outstanding Credits to exceed the aggregate amount of the Lenders' Commitments, or (y) the aggregate LC Outstandings of the Fronting Bank to exceed the LC Fronting Bank Commitment.

          (b) The Borrower may not reborrow Bridge Loans (other than refinancings under Section 2.02(d)).

          (c) Within the foregoing limits, the Borrower may borrow, pay or prepay Loans and request new Extensions of Credit on and after the date hereof and prior to the Facility Maturity Date subject to the terms, conditions and limitations set forth herein.

          SECTION 2.02. LOANS.

          (a) Each Loan shall be made as part of a Borrowing consisting of (i) Bridge Loans during the Bridge Availability Period, made by the Lenders ratably in accordance with their respective Commitments, (ii) Revolving Loans during the Revolver Availability Period, made by the Lenders ratably in accordance with their respective Revolver Sub-Commitments, and (iii) Term Loans made in accordance with Section 2.18(d) upon payment by the Fronting Bank of any Letter of Credit. The failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is an integral multiple of $5,000,000 and not less than $25,000,000 (or an aggregate principal amount equal to the remaining balance of the Available Commitments); provided, that Term Loans shall be made in the principal amount of the Letter of Credit payment constituting the Term Loan in accordance with Section 2.18(c).

          (b) Except as provided in Section 2.18(e), each Borrowing shall be comprised entirely of Eurodollar Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time.

          (c) Subject to subsection (d) below, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Agent in Charlotte, North Carolina, not later than noon, New York City time, and the Agent shall by 2:00 p.m., New York City time, credit the amounts so received to the account or accounts specified from time to time in one or more notices delivered by the Borrower to the Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. Loans shall be made by the Lenders pro rata in accordance with Section 2.13. Unless the Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Agent such Lender's portion of such Borrowing, the Agent may assume that such Lender has made such portion available to the Agent on the date of such Borrowing in accordance with this subsection (c) and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Agent, such Lender and the Borrower (without waiving any claim against such Lender for such Lender's failure to make such portion available) severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

          (d) The Borrower may refinance all or any part of any Borrowing with a Borrowing of the same or a different Type, subject to the conditions and limitations set forth in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid or prepaid in accordance with
     Section 2.05, 2.09 or 2.10, as applicable, with the proceeds of a new Borrowing, and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Lenders to the Agent or by the Agent to the Borrower pursuant to subsection (c) above.

          SECTION 2.03. BORROWING PROCEDURE.

          In order to request a Borrowing, the Borrower shall hand deliver or send via facsimile to the Agent a duly completed Borrowing Request (i) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before such Borrowing, (ii) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before such Borrowing and (iii) in the case of the initial Borrowing, not later than 9:00 a.m. New York City time, on the day of such Borrowing. Such notice shall be irrevocable and shall in each case specify
     (A) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing, (B) the date of such Borrowing (which shall be a Business Day) and the amount thereof, (C) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto, which shall not end after the Applicable Maturity Date and (D) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of this Agreement. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration (subject to the limitations set forth in the definition of "INTEREST PERIOD"). If the Borrower shall not have given notice in accordance with this Section 2.03 of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. Notwithstanding any other provision of this Agreement to the contrary, no Borrowing shall be requested if the Interest Period with respect thereto would end after the Applicable Maturity Date. The Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.03 and of each Lender's portion of the requested Borrowing.

          SECTION 2.04. FEES.

          (a) The Borrower hereby agrees to pay to the Agent, for the benefit of the Lenders, an unused commitment fee (the "UNUSED COMMITMENT FEE") equal to (i) the average daily amount during the Applicable Period of the Total Commitment minus (ii) the sum of the average daily amount during the Applicable Period of (x) the aggregate available amount of each Letter of Credit (with no reduction for interest draws) issued plus (y) the aggregate principal amount of the Bridge Loans or Revolving Loans outstanding plus
     (z) the aggregate principal amount of the Term Loans outstanding, multiplied by 125 basis points per annum. The Unused Commitment Fee, if any, shall be payable in arrears on (1) March 31, June 30, September 30 and December 31 of each year, commencing December 31, 2004, (2) each date of reduction or termination of the Total Commitment pursuant to Section 2.08 hereof, and (3) the Facility Maturity Date (each such date described in clauses (1) through (3) above, a "PAYMENT DATE"); provided, however, that the Borrower's obligation to pay the Unused Commitment Fee shall cease immediately after its payment made in respect of any Payment Date that is the date of termination of the Total Commitment. "APPLICABLE PERIOD" shall mean (A) with respect to the payment due on the first Payment Date, the period from the Closing Date to and including such Payment Date and (B) with respect to each other Payment Date, the period from the first day following the Payment Date immediately prior thereto to and including such Payment Date.

          (b) The Borrower hereby agrees to pay to the Agent, for the benefit of the Lenders, a letter of credit fee (the "LETTER OF CREDIT FEE") equal to the aggregate available amount of each Letter of Credit (with no reduction for interest draws) issued and outstanding multiplied by 125 basis points per annum. The Letter of Credit Fee shall be payable in arrears on each Payment Date and on the date of the cancellation of any Letter of Credit; provided, however, that Borrower's obligation to pay Letter of Credit Fees shall cease immediately after its payment in respect of any Payment Date that is the date of termination of the Total Commitment.

          (c) In the event the Total Commitment, other than with respect to the Bridge Loans, is reduced or terminated on a date prior to the Facility Maturity Date (each such date a "REDUCTION DATE"), the Borrower agrees to pay to Wachovia a termination fee (the "TERMINATION FEE") for its own account, in an amount equal to the present value of all Letter of Credit Fees (excluding the portion of any Letter of Credit Fees accrued to the Reduction Date) that would have been payable on the Commitment Reduction Amount as if the Letters of Credit were issued and outstanding in such amount through the Facility Maturity Date discounted from each scheduled payment date to the Reduction Date at the Treasury Rate plus 50 basis points (assuming semiannual compounding and an actual / 360 day count convention). The Termination Fee shall be due and payable in immediately available funds on each Reduction Date.

          (d) The Borrower hereby agrees to pay to the Agent, for the account of the Fronting Bank, a letter of credit transfer fee in the amount of $1,000 per transfer of a Letter of Credit in accordance with the terms thereof, which fee shall be payable simultaneously with any such transfer.

          (e) The Borrower hereby agrees to pay to the Agent, for the account of the Fronting Bank, a drawing fee in the amount of $100 in connection with, and at the time of, each drawing under a Letter of Credit.

          (f) The amount of Fees under this Section 2.04 allocated or paid by the Agent to any Lender may be subject to a separate written agreement between the Agent and such Lender.


          SECTION 2.05. REPAYMENT OF LOANS; EVIDENCE OF INDEBTEDNESS.

          (a) The outstanding principal balance of each Eurodollar Loan shall be due and payable on the last day of the Interest Period applicable thereto and on the Applicable Maturity Date; and the outstanding principal balance of each ABR Loan shall be due and payable on the Applicable Maturity Date.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness to such Lender resulting from each Extension of Credit made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Upon the request of any Lender that becomes a party hereto after the date hereof pursuant to a syndication by any Lender that is a party hereto on the date hereof, the Borrower shall provide to such Lender a promissory note, payable to the order of such Lender, evidencing the Commitment and the Revolver Sub-

     Commitment of such Lender. The date and amount of each Loan made by such Lender and of each repayment of principal thereof received by such Lender shall be recorded by such Lender on its records, or, at its option, on the schedule attached to such promissory note. The failure to record any such amount on such schedule shall not limit or otherwise affect the obligations of the Borrower hereunder or under such promissory note to repay the principal amount of the Loans together with all interest accruing thereon.

          (c) The Agent shall maintain accounts in which it will record (i) the amount of each Extension of Credit made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to subsections (b) and (c) of this Section 2.05 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Outstanding Credits in accordance with their terms.

          SECTION 2.06. INTEREST ON LOANS.

          (a) The Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the LIBO Rate for the Interest Period in effect for such Borrowing from time to time in effect plus 1.25%.

          (b) The Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of (i) 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Base Rate and (ii) 360 days for other periods) at a rate per annum equal to the Alternate Base Rate from time to time in effect.

          (c) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Agent, and such determination shall be conclusive absent manifest error; provided that the Agent shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

          (d) Upon the occurrence and during the continuance of an Event of Default (i) all Loans shall bear interest at a rate per annum of two percent (2%) in excess of the interest rate then applicable thereto and
     (ii) without duplication of the penalty rate described in clause (i) immediately above, any overdue interest, fee or other amount owing to the Agent, the Fronting Bank or any Lender shall bear interest at a rate per annum that is the rate described in Section 2.06(b) applicable to an ABR Borrowing plus two percent (2%).

          SECTION 2.07. ALTERNATE RATE OF INTEREST.

          In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Agent shall have determined (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clause (i) or (ii) above, until the Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
     Section 2.03 shall be deemed to be a request for an ABR Borrowing. In the event the Required Lenders notify the Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of making or maintaining Eurodollar Loans during such Interest Period, the Agent shall notify the Borrower of such notice and until the Required Lenders shall have advised the Agent that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing shall be deemed a request for an ABR Borrowing. Each determination by the Agent hereunder shall be made in good faith and shall be conclusive absent manifest error; provided that the Agent, shall, upon request, provide to the Borrower a certificate setting forth in reasonable detail the basis for such determination.

          SECTION 2.08. TERMINATION AND REDUCTION OF TOTAL COMMITMENT.

          (a) The Total Commitments shall terminate automatically on the Facility Maturity Date; provided, that the Commitments of the Lenders to make Bridge Loans shall terminate on the last day of the Bridge Availability Period.

          (b) Upon at least two Business Days' prior irrevocable written notice to the Agent, the Borrower may, at any time in whole permanently terminate, or from time to time in part permanently reduce (in each case subject to the Borrower's obligation to pay the applicable Fees), the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $10,000,000 and in a minimum principal amount of $10,000,000, (ii) no such termination or reduction shall be made that would reduce the Total Commitment to an amount less than
     (1) the aggregate amount of Outstanding Credits on the date of such termination or reduction (after giving effect to any prepayment made pursuant to Section 2.09) or (2) $50,000,000, unless the result of such termination or reduction referred to in this clause (2) is to reduce the Total Commitment to $0, and (iii) the Borrower, on the date of such reduction or termination, shall pay to the Agent any amounts owed under
     Section 2.04 of this Agreement. The Agent shall advise the Lenders of any notice given pursuant to this subsection (b) and of each Lender's portion of any such termination or reduction of the Total Commitment.

          SECTION 2.09. OPTIONAL PREPAYMENT.

          (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving a Prepayment Notice via telecopy (or telephone notice promptly confirmed by telecopy) to the Agent: (i) before 11:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans, and (ii) before

     11:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $10,000,000 and not less than $10,000,000.

          (b) Each Prepayment Notice shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.09 shall be subject to
     Section 9.05 but otherwise without premium or penalty. All prepayments under this Section 2.09 and Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

          SECTION 2.10. MANDATORY PREPAYMENT.

          (a) Prior to or at the closing of any remarketing or reissuance of any Bonds supported by a letter of credit or other credit enhancement, the Borrower shall make a mandatory prepayment of the Bridge Loans in the amount of the lesser of (i) the outstanding Bridge Loans or (ii) the face value of such Bonds, whether the letter of credit (or other credit enhancement) is issued pursuant to this Agreement or otherwise.

          (b) The Borrower shall make a mandatory prepayment of Loans in the event the Outstanding Credits of all Lenders at any time exceeds the Total Commitment in the amount of such excess. Any prepayments made pursuant to this subsection (b) shall be applied first to the Bridge Loans until paid in full and then to the Term Loans until paid in full and then to the Revolving Loans.

          (c) Any prepayment under this Section 2.10 shall be pursuant to a Prepayment Notice and subject to 2.09(b).

          SECTION 2.11. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES.

          (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or the Fronting Bank hereunder (except for changes in respect of taxes on the overall net income of such Lender or the Fronting Bank (as the case may be) or its lending office imposed by the jurisdiction in which such Lender's or the Fronting Bank's (as the case may be) principal executive office or lending office is located), or shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or the Fronting Bank (as the case may be) or shall result in the imposition on any Lender, the Fronting Bank or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Extension of Credit (other than an ABR Loan) made by such Lender or the Fronting Bank, and the result of any of the foregoing shall be to increase the cost to such Lender or the Fronting Bank (as the case may be) of making or maintaining any Outstanding Credit (other than an ABR Loan) or to reduce the amount of any sum received or receivable by such Lender or the Fronting Bank (as the case may be) hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or the Fronting Bank (as the case may be) to be material, then the Borrower shall, upon receipt of the notice and certificate provided for in Section 2.11(c), promptly pay to such Lender or the Fronting Bank (as the case may be) such additional amount or amounts as will compensate such Lender or the Fronting Bank (as the case may be) for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Fronting Bank shall have determined that the adoption of any law, rule, regulation or guideline arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards," or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or the Fronting Bank (or any lending office of such Lender or the Fronting Bank) or any Lender's or the Fronting Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or the Fronting Bank's (as the case may be) capital or on the capital of such Lender's or the Fronting Bank's (as the case may be) holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Extensions of Credit made by such Lender or the Fronting Bank (as the case may be) pursuant hereto to a level below that which such Lender or the Fronting Bank (as the case may be) or such Lender's or the Fronting Bank's (as the case may be) holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Fronting Bank's (as the case may be) policies and the policies of such Lender's or the Fronting Bank's (as the case may be) holding company with respect to capital adequacy) by an amount deemed by such Lender or the Fronting Bank (as the case may be) to be material, then from time to time such additional amount or amounts as will compensate such Lender or the Fronting Bank (as the case may be) for any such reduction suffered will be paid to such Lender or the Fronting Bank (as the case may be) by the Borrower. It is acknowledged that this Agreement is being entered into by the Lenders and the Fronting Bank on the understanding that neither the Lenders nor the Fronting Bank will be required to maintain capital against their respective Commitments or agreements to issue Letters of Credit, as the case may be, under currently applicable laws, regulations and regulatory guidelines. In the event the Lenders or the Fronting Bank shall otherwise determine that such understanding is incorrect, it is agreed that the Lenders or the Fronting Bank, as the case may be, will be entitled to make claims under this subsection (b) based upon market requirements prevailing on the date hereof for commitments under comparable credit facilities against which capital is required to be maintained.

          (c) A certificate of each Lender or the Fronting Bank setting forth such amount or amounts as shall be necessary to compensate such Lender or the Fronting Bank (as the case may be) or its holding company as specified in subsection (a) or (b) above, as the case may be, and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined, shall be delivered to the Borrower, and shall be conclusive absent manifest error. The Borrower shall pay each Lender or the Fronting Bank (as the case may be) the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same. Each Lender and the Fronting Bank shall give prompt notice to the Borrower of any event of which it has knowledge, occurring after the date hereof, that it has determined will require compensation by the Borrower pursuant to this Section 2.11; provided, however, that failure by such Lender or the Fronting Bank to give such notice shall not constitute a waiver of such Lender's or the Fronting Bank's (as the case may be) right to demand compensation hereunder.

          (d) Failure on the part of any Lender or the Fronting Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or the Fronting Bank's (as the case may be) right to demand compensation with respect to such period or any other period; provided, however, that no Lender nor the Fronting Bank shall be entitled to compensation under this Section 2.11 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions under subsection (c) above not more than 90 days after the later of (i) such date and (ii) the date on which it shall have become aware of such costs or reductions. The protection of this Section 2.11 shall be available to each Lender and the Fronting Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

          (e) Each Lender and the Fronting Bank agrees that it will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender or the Fronting Bank (as the case may be), be disadvantageous to such Lender or the Fronting Bank (as the case may be).

          SECTION 2.12. CHANGE IN LEGALITY.

          (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Agent, such Lender may:

              (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn (any Lender delivering such a declaration hereby agreeing to withdraw such declaration promptly upon determining that such event of illegality no longer exists); and

              (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in subsection (b) below.

     In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such

     Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

          (b) For purposes of this Section 2.12, a notice by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt.

          SECTION 2.13. PRO RATA TREATMENT.

          Except as required under Sections 2.11 and 2.16, each Extension of Credit, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of a reimbursement obligation in respect of a drawn Letter of Credit, each payment of the Fees, each reduction of the Total Commitment and each refinancing or conversion of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their Outstanding Credits). For purposes of determining the Available Commitments of the Lenders at any time, the LC Outstandings shall be deemed to have utilized the Commitments of the Lenders pro rata at such time. Each Lender agrees that in computing such Lender's portion of any Extension of Credit to be made hereunder, the Agent may, in its discretion, round each Lender's percentage of such Extension of Credit to the next higher or lower whole dollar amount.

          SECTION 2.14. SHARING OF SETOFFS.

          Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim, or pursuant to a secured claim under Section 506 of Title 11 of the United States Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loans or LC Outstandings as a result of which the unpaid principal portion of its Loans and LC Outstandings shall be proportionately less than the unpaid principal portion of the Loans and LC Outstandings of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans or LC Outstandings of such other Lender, so that the aggregate unpaid principal amount of the Loans and LC Outstandings and participations in the Loans and LC Outstandings held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and LC Outstandings then outstanding as the principal amount of its Loans and LC Outstandings prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and LC Outstandings outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.14 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or any LC Outstandings deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made an Extension of Credit in the amount of such participation.

          SECTION 2.15. PAYMENTS.

          (a) The Borrower shall make each payment (including principal of or interest on any Outstanding Credit or any Fees or other amounts) hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Agent at its offices at 301 South College Street, Charlotte, North Carolina, in immediately available funds. Each such payment shall be made without off-set, deduction or counterclaim, provided, that the foregoing shall not constitute a relinquishment or waiver of the Borrower's rights to any independent claim that the Borrower may have against the Agent, the Fronting Bank or any Lender.

          (b) Whenever any payment (including principal of or interest on any Outstanding Credit or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

          SECTION 2.16. TAXES.

          (a) Any and all payments of principal and interest on any of the Outstanding Credits or of any Fees or indemnity or expense reimbursements by the Borrower hereunder ("BORROWER PAYMENTS") shall be made, in accordance with Section 2.15, free and clear of and without deduction for any and all current or future United States Federal, state and local taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect to the Borrower Payments, but only to the extent reasonably attributable to the Borrower Payments, excluding (i) income taxes imposed on the net income of the Agent, the Fronting Bank or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Agent, the Fronting Bank or any Lender (or Transferee), in each case by the jurisdiction under the laws of which the Agent, the Fronting Bank or such Lender (or Transferee) is organized or doing business through offices or branches located therein, or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, "TAXES"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee) or the Agent or the Fronting Bank, (i) the sum payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional amounts payable under this Section 2.16) such Lender (or Transferee) or the Agent or the Fronting Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Borrower shall pay to the relevant United States Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement ("OTHER TAXES").

          (c) The Borrower shall indemnify each Lender (or Transferee thereof), the Agent and the Fronting Bank for the full amount of Taxes and Other Taxes with respect to Borrower Payments paid by such person, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant United States Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a Lender, the Fronting Bank or the Agent on their behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Lender (or Transferee) or the Agent or the Fronting Bank, as the case may be, makes written demand therefor.

          (d) If a Lender (or Transferee) or the Agent or the Fronting Bank shall become aware that it is entitled to claim a refund from a United States Governmental Authority in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which the Borrower has paid additional amounts, pursuant to this Section 2.16, it shall promptly notify the Borrower of the availability of such refund claim and shall, within 30 days after receipt of a request by the Borrower, make a claim to such United States Governmental Authority for such refund at the Borrower's expense. If a Lender (or Transferee) or the Agent or the Fronting Bank receives a refund (including pursuant to a claim for refund made pursuant to the preceding sentence) in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower had paid additional amounts pursuant to this Section 2.16, it shall within 30 days from the date of such receipt, pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.16 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Lender (or Transferee) or the Agent or the Fronting Bank and without interest (other than interest paid by the relevant United States Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of such Lender (or Transferee) or the Agent or the Fronting Bank, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender (or Transferee) or the Agent or the Fronting Bank in the event such Lender (or Transferee) or the Agent or the Fronting Bank is required to repay such refund to such United States Governmental Authority.

          (e) As soon as practicable, but in any event within 30 days, after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant United States Governmental Authority, the Borrower will deliver to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt issued by such United States Governmental Authority evidencing payment thereof.

          (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.16 shall survive the payment in full of the principal of and interest on all Outstanding Credits hereunder.

          (g) Each of the Agent, the Fronting Bank and each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any state thereof or the District of Columbia (a "NON-U.S. LENDER" or "NON U.S. AGENT", as applicable) shall deliver to the Borrower and the Agent two copies of either United States Internal Revenue Service Form W-8BEN or Form W-8ECI, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, United States Federal withholding tax on payments by the Borrower under this Agreement. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable lending office by designating a different lending office (a "NEW LENDING OFFICE"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this subsection
     (g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this subsection (g) that such Non-U.S. Lender is not legally able to deliver.

          (h) The Borrower shall not be required to indemnify any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), or to pay any additional amounts to any Non-U.S. Lender or Non-U.S. Agent (including any Transferee), in respect of United States Federal, state or local withholding tax pursuant to subsection (a) or (c) above to the extent that
     (i) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Non-U.S. Lender designated such New Lending Office with respect to an Extension of Credit; provided, however, that this clause (i) shall not apply to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower; and provided further, however, that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Transferee, or the Fronting Bank or any Lender (or Transferee) through a New Lending Office, would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or the Fronting Bank or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts or such indemnity payments would not have arisen but for a failure by such Non-U.S. Lender (including any Transferee) to comply with the provisions of subsection (g) above and (i) below.

          (i) The Fronting Bank or any Lender (or Transferee) claiming any indemnity payment or additional amounts payable pursuant to this Section
     2.16 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the good faith determination of the Fronting Bank or such Lender (or Transferee) (as the case may be), be otherwise disadvantageous to the Fronting Bank or such Lender (or Transferee) (as the case may be).

          (j) Nothing contained in this Section 2.16 shall require any Lender (or Transferee) or the Agent or the Fronting Bank to make available to the Borrower any of its tax returns (or any other information) that it deems to be confidential or proprietary.

          SECTION 2.17. ASSIGNMENT OF COMMITMENTS UNDER CERTAIN CIRCUMSTANCES.

          In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.11 or 2.12, or the Borrower shall be required to make additional payments to any Lender under Section 2.16, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 9.04) all such Lender's interests, rights and obligations contained hereunder to another financial institution approved by the Agent and the Borrower (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Governmental Authority and (ii) the assignee shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder and the Borrower shall pay the processing and recordation fee due pursuant to Section 9.04.

          SECTION 2.18. LETTERS OF CREDIT.

          (a) Subject to the terms and conditions hereof, each Letter of Credit shall be issued (or the Stated Expiration Date thereof extended or terms thereof modified or amended) on not less than three Business Days' prior notice thereof (or longer, in the case of a Bond Letter of Credit, as required under the terms of the applicable Indenture relating to such Series of Bonds) by the delivery by the Borrower of a request for issuance to the Agent (which shall promptly distribute copies thereof to the Lenders) and the Fronting Bank. Each request for issuance (a "REQUEST FOR ISSUANCE") shall specify (i) if such Letter of Credit is to be a Bond Letter of Credit, the Series of Bonds which such Letter of Credit shall support, the payment of the principal of and interest on, the purchase price of, and, if applicable, the premium thereon, (ii) the date (which shall be a Business Day) of issuance of such Letter of Credit (or the date of effectiveness of such extension, modification or amendment) and the Stated Expiration Date thereof (which shall be no later than the fifth Business Day preceding the Facility Maturity Date), (iii) the proposed Stated Amount (denominated in dollars) of such Letter of Credit (which shall not be less than $1,000,000, unless otherwise agreed to by the Fronting Bank), (iv) the name and address of the beneficiary of such Letter of Credit and (v) a statement of drawing conditions applicable to such Letter of Credit, and if such Request for Issuance relates to an amendment or modification of a Letter of Credit, it shall be accompanied by the consent of the beneficiary of such Letter of Credit. In addition, if such Letter of Credit is to be a Bond Letter of Credit, the Borrower shall comply with the terms of the applicable Indenture under which the Series of Bonds was or is to be issued and provide those items listed in Section 4.03 of this Agreement. Each Request for Issuance shall be irrevocable unless modified or rescinded by the Borrower that delivered such Request for Issuance not less than two days prior to the proposed date of issuance (or effectiveness) specified therein. Not later than 12:00 noon (New York City time) on the proposed date of issuance (or effectiveness) specified in such Request for Issuance, and upon fulfillment of the applicable conditions precedent and the other requirements set forth herein, the Fronting Bank shall issue (or extend, amend or modify) such Letter of Credit and provide notice and a copy thereof to the Agent, which shall promptly furnish copies thereof to the Lenders. Each Lender shall, upon the issuance of any Letter of Credit, acquire a participation interest in such Letter of Credit, automatically and without any action on its part or the part of the Fronting Bank, whereby such Lender shall become obligated to perform such obligations in respect of such Letter of Credit as are expressly set forth herein. The Fronting Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with any applicable requirement of law.

          (b) No Letter of Credit shall be issued hereunder if, after the issuance thereof, the aggregate Stated Amounts of all outstanding Letters of Credit, plus the principal amount of all Term Loans outstanding plus the principal amount of all outstanding Bridge Loans or Revolving Loans would exceed the Commitment.

          (c) If the Fronting Bank shall make any payment under the Letter of Credit the amount of such payment shall be deemed to constitute a Term Loan made by the Lenders, ratably in accordance with their respective Commitments, to the Borrower on the date of such payment in the amount of such payment.

          (d) On and after each date on which the Fronting Bank shall make a Term Loan as a result of the payment of any amount under any Letter of Credit issued by the Fronting Bank for the account of the Borrower, such Term Loan shall initially be an ABR Loan (which the Borrower may, at its option, convert to a Eurodollar Loan); provided, however, if the Borrower pays or cause to be paid to the Agent, for the account of the Lenders (or the Fronting Bank if the Lenders have not reimbursed the Fronting Bank pursuant to subsection (e) below), such Term Loan no later than 3:00 p.m. (New York City time) on the date of such payment no interest shall bear or be due and payable on such Term Loan.

          (e) If the Fronting Bank shall not have been reimbursed in full by a Borrower for any payment made by the Fronting Bank under a Letter of Credit issued by the Fronting Bank for the account of the Borrower on the date of such payment, the Fronting Bank shall give the Agent and each Lender prompt notice thereof (an "LC PAYMENT NOTICE") no later than 12:00 noon (New York City time) on the Business Day immediately succeeding the date of such payment by the Fronting Bank. Notwithstanding any provision of this Agreement to the contrary, each Lender having a Commitment for the applicable Letter of Credit severally agrees to fund its participation in the reimbursement obligation of the Borrower to the Fronting Bank by paying to the Agent for the account of the Fronting Bank an amount equal to such Lender's Percentage of such unreimbursed amount paid by the Fronting Bank, plus interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from the date of the payment by the Fronting Bank to the date of payment to the Fronting Bank by such Lender. Each such payment by a Lender shall be made not later than 3:00 p.m. (New York City time) on the later to occur of (i) the Business Day immediately following the date of such payment by the Fronting Bank and (ii) the Business Day on which the Lender shall have received an LC Payment Notice from the Fronting Bank. Each Lender's obligation to make each such payment to the Agent for the account of the Fronting Bank shall be several and shall not be affected by the occurrence or continuance of a Default or Event of Default or the failure of any other Lender to make any payment under this subsection. Each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (f) The failure of any Lender to make any payment to the Agent for the account of the Fronting Bank in accordance with subsection (e) above shall not relieve any other Lender of its own obligation to make any similar payment to the Agent, but no Lender shall be responsible for the failure of any other Lender to make any such payment. If any Lender (a "NON-PERFORMING Lender") shall fail to make any payment to the Agent for the account of the Fronting Bank in accordance with subsection (e) above within five Business Days after delivery by the Fronting Bank of the LC Payment Notice relating thereto, then, for so long as such failure shall continue, (i) the Fronting Bank shall be deemed to be a Lender hereunder owed a Loan, and for purposes of voting rights hereunder, having a Commitment for the applicable Letter of Credit, in an amount equal to the outstanding amount due and payable by such non-performing Lender to the Agent for the account of the Fronting Bank pursuant to subsection (e) above and (ii) for purposes of voting rights hereunder, the Commitment of such non-performing Lender shall be reduced in an amount equal to such outstanding amount due and payable by such non-performing Lender. Any non-performing Lender and the Borrower (without waiving any claim against such Lender for such Lender's failure to fund a participation in the reimbursement obligations of the Borrower under subsection (e) above) severally agree to pay to the Agent for the account of the Fronting Bank such amount, together with interest thereon for each day from the date such Lender would have funded its participation had it complied with the requirements of subsection (e) above until the date such amount is paid to the Agent at (A) in the case of the Borrower, the interest rate applicable at the time to Base Rate Loans (or the interest rate that would be applicable if Base Rate Loans were outstanding) and (B) in the case of such Lender, the Federal Funds Effective Rate.

          (g) The payment obligations of each Lender under subsection (d) and of the Borrower under this Agreement in respect of any payment under any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

              (i) any lack of validity or enforceability of this Agreement or any other agreement or instrument relating hereto or to such Letter of Credit;

              (ii) any amendment or waiver of, or any consent to departure from, the terms of this Agreement or such Letter of Credit;

              (iii)the existence of any claim, set-off, defense or other right that the Borrower for the account of which such Letter of Credit was issued may have at any time against any beneficiary, or any transferee, of such Letter of Credit (or any persons for whom any such beneficiary or any such transferee may be acting), the Fronting Bank, or any other person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit, or any unrelated transaction;

              (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (v) payment in good faith by the Fronting Bank under such Letter of Credit issued by the Fronting Bank against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

              (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

          (h) The Borrower assumes all risks of the acts and omissions of any beneficiary or transferee of any Letter of Credit issued for the account of the Borrower. Neither the Fronting Bank, any Lender nor any of their respective officers, directors, employees, agents or Affiliates shall be liable or responsible for (i) the use that may be made of such Letter of Credit or any acts or omissions of any beneficiary or transferee thereof in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) payment by the Fronting Bank against presentation of documents that do not comply with the terms of such Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (iv) any other circumstances whatsoever in making or failing to make payment under such Letter of Credit, except that the Borrower for the account of which such Letter of Credit was issued and each Lender shall have the right to bring suit against the Fronting Bank, and the Fronting Bank shall be liable to the Borrower and any Lender, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower or such Lender which the Borrower or such Lender proves were caused by the Fronting Bank's willful misconduct or gross negligence, including, in the case of the Borrower, the Fronting Bank's willful failure to make timely payment under such Letter of Credit following the presentation to it by the beneficiary thereof of a draft and accompanying certificate(s) which strictly comply with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Fronting Bank may accept sight drafts and accompanying certificates presented under any Letter of Credit issued by the Fronting Bank that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and payment against such documents shall not constitute willful misconduct or gross negligence by the Fronting Bank. Without limiting the foregoing, no Lender shall be obligated to indemnify the Borrower for damages caused by the Fronting Bank's willful misconduct or gross negligence.

          (i) The Bond Letter of Credit shall provide that upon receipt of written notice of an Event of Default under this Agreement from the Agent or Fronting Bank such Bond Letter of Credit shall be promptly drawn upon by the Trustee under the Indenture relating to the Bonds being supported by such Bond Letter of Credit and if such Bond Letter of Credit is not drawn, such Bond Letter of Credit may be cancelled by the Fronting Bank in accordance with its terms subsequent to the Trustee's receipt of written notice from the Agent or Fronting Bank of an Event of Default under this Agreement that directs the Trustee to accelerate the maturity of all of the relevant Bonds.

          (j) The Letters of Credit shall be governed by, and construed in accordance with, International Standby Practices (1998) International Chamber of Commerce Publication No. 590 ("ISP98"). As to matters not covered by the ISP98, the Letters of Credit shall be governed by the laws of the state of New York, including, to the extent not inconsistent with the ISP98, the Uniform Commercial Code as in effect in the state of New York.

          SECTION 2.19. REINSTATEMENT OF LETTER OF CREDIT AMOUNTS WITH RESPECT TO BOND LETTERS OF CREDIT.

          Prior to or simultaneously with the resale of any Series of Bonds which were acquired by the Trustee with the proceeds of one or more draws under a Bond Letter of Credit by one or more Tender Drafts, the Borrower shall, or shall cause the Remarketing Agent or Trustee for such Series of Bonds on behalf of the Borrower to, prepay the then outstanding Term Loans (in the order in which they were made) by paying to the Agent for the account of the Lenders (or, if the Fronting Bank has not been reimbursed pursuant to Section 2.18(e), for the account of the Fronting Bank) an amount equal to the sum of (i) the aggregate principal amount of the Bonds of such Series being resold or to be resold plus (ii) the aggregate amount of accrued and unpaid interest on such Bonds which was paid by a drawing or drawings under such Tender Draft or Drafts plus (iii) in the case of prepayments of Eurodollar Loans, any amount payable to the Lenders in respect thereof pursuant to Section 9.05(b) plus (iv) amounts, if any, due and owing under Section 2.04(c), resulting from the termination or reduction of the Commitment. Such payments shall be applied in reimbursement of such drawings and as prepayment of Term Loans resulting from such drawings in the manner described above, as applicable. The Borrower irrevocably authorizes the Fronting Bank, upon receipt of such payments, to reinstate such Bond Letter of Credit to the extent thereof and in connection therewith to provide notice thereof to the Remarketing Agent and the Trustee for such Series of Bonds.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to each Lender and the Fronting Bank as follows:

          SECTION 3.01. ORGANIZATION; POWERS.

          The Borrower is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted,
     (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a Material Adverse Change, and (iv) has the limited liability company power and authority to execute, deliver and perform its obligations under this Agreement and to request and receive Extensions of Credit hereunder.

          SECTION 3.02. AUTHORIZATION.

          The execution, delivery and performance by the Borrower of this Agreement and the Extensions of Credit hereunder (i) have been duly authorized by all requisite limited liability company action of the Borrower and (ii) will not (A) violate (x) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations) to which the Borrower is subject or of the certificate of incorporation or other constitutive documents (including the limited liability company agreement) or by-laws of the Borrower or any of its Subsidiaries, (y) any order of any Governmental Authority or (z) any provision of any indenture, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (C) result in the creation or imposition of any Lien upon any property or assets of the Borrower.

          SECTION 3.03. ENFORCEABILITY.

          This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable in accordance with its terms except to the extent that enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

          SECTION 3.04. GOVERNMENTAL APPROVALS.

          No action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Borrower of this Agreement, except those as have been duly obtained and as are (i) in full force and effect, (ii) sufficient for their purpose and (iii) not subject to any pending or, to the knowledge of the Borrower, threatened appeal or other proceeding seeking reconsideration or review thereof.

          SECTION 3.05. FINANCIAL STATEMENTS.

          (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2003 and the related consolidated statements of income, cash flows and membership interests for the fiscal year then ended, reported on by Deloitte & Touche LLP and set forth in the Borrower's Annual Report on Form 10-K for such fiscal year, and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of June 30, 2004 and the related consolidated statements of income and cash flows for the fiscal quarter then ended, set forth in the Borrower's Quarterly Report on Form 10-Q for such fiscal quarter, copies of each of which have been made available to each of the Lenders and the Fronting Bank, present fairly (subject, in the case of such balance sheet and statements of income and cash flows set forth in such Quarterly Report on Form 10-Q, to year-end adjustments), in all material respects, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for the periods ending on such dates in conformity with GAAP.

          (b) Except (i) as set forth in the financial statements or other reports of the type referred to in Section 6.03 hereof that have been made available to the Lenders and the Fronting Bank on or prior to the date hereof (collectively, the "Borrower Information") and (ii) with respect to the Excluded Items, since June 30, 2004, there has been no Material Adverse Change, other than as a result of (A) any non-cash book losses or charges,
     (B) any cash charges, in an amount of up to $500,000,000 (calculated on an aggregate basis throughout the term of this Agreement), as a result of (1) rulings by federal or state regulatory bodies having jurisdiction over the Borrower or its Consolidated Subsidiaries, (2) the early retirement, repurchase or termination of debt or other securities or financing arrangements, including premiums, relating to liability management activities and (3) initiatives implemented pursuant to TXU's 4+4 performance improvement program, including, but not limited to, severance costs, plant or mine closings, asset dispositions, restructuring charges and transaction costs and (C) any losses incurred in connection with the repurchase by TXU of the $750,000,000 aggregate liquidation preference amount of exchangeable preferred membership interests in the Borrower and any subsequent purchase or purchases of such interests in the Borrower by any affiliate of TXU

          SECTION 3.06. LITIGATION.

          Except as set forth in the Borrower Information, since June 30, 2004, there is no action, suit or arbitral or governmental proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision that could result in a Material Adverse Change.

          SECTION 3.07. FEDERAL RESERVE REGULATIONS.

          (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of any Extension of Credit will be used by the Borrower, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry Margin Stock or to refund indebtedness originally incurred for such purpose, or for any other purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

          (c) Not more than 25% of the value of the assets of the Borrower subject to the restrictions of Sections 6.05 and 6.06 is represented by Margin Stock.

          SECTION 3.08. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

          (a) Neither the Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

          (b) The Borrower and each of its Subsidiaries is exempt from all provisions of the Public Utility Holding Company Act of 1935 and rules and regulations thereunder, except for Sections 9(a)(2) and 33 of such Act and the rules and regulations thereunder, and the execution and delivery by the Borrower of this Agreement and the performance of its obligations hereunder do not violate any provision of such Act or any rule or regulation thereunder.

          SECTION 3.09. NO MATERIAL MISSTATEMENTS.

          No report, financial statement or other written information furnished by or on behalf of the Borrower to the Agent, the Fronting Bank or any Lender pursuant to or in connection with this Agreement contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

          SECTION 3.10. TAXES.

          The Borrower and its Subsidiaries have filed or caused to be filed within 3 days of the date on which due, all material Federal, state and local tax returns that to their knowledge are required to be filed by them, and have paid or caused to be paid all material taxes shown to be due and payable on such returns or on any assessments received by them, other than any taxes or assessments the validity of which is being contested in good faith by appropriate proceedings and with respect to which appropriate accounting reserves have to the extent required by GAAP been set aside.

          SECTION 3.11. EMPLOYEE BENEFIT PLANS.

          With respect to each Plan, the Borrower and its ERISA Affiliates are in compliance in all material respects with the applicable provisions of ERISA and the Code and the final regulations and published interpretations thereunder. No ERISA Event has occurred that alone or together with any other ERISA Event has resulted or could reasonably be expected to result in a Material Adverse Change. Neither the Borrower nor any ERISA Affiliate has incurred any Withdrawal Liability that could result in a Material Adverse Change. Neither the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, which such reorganization or termination could result in a Material Adverse Change, and no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated where such reorganization or termination has resulted or can reasonably be expected to result, through an increase in the contributions required to be made to such Plan or otherwise, in a Material Adverse Change.

          SECTION 3.12. SIGNIFICANT SUBSIDIARIES.

          Each of the Borrower's Significant Subsidiaries is a corporation, limited liability company or other type of person duly incorporated or formed (as the case may be), validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation (as the case may be) and has all corporate, limited liability company, partnership or other (as the case may be) powers necessary to carry on its business substantially as now conducted. Each of the Borrower's Significant Subsidiaries has all material governmental licenses, authorizations, consents and approvals required to carry on its business substantially as now conducted.

          SECTION 3.13. ENVIRONMENTAL MATTERS.

          Except as set forth in the Borrower Information, the Borrower and each of its Subsidiaries has complied in all material respects with all Federal, state, local and other statutes, ordinances, orders, judgments, rulings and regulations relating to environmental pollution or to environmental or nuclear regulation or control, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by the Borrower Information, neither the Borrower nor any of its Subsidiaries has received notice of any material failure so to comply, except where such failure could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by the Borrower Information, the facilities of the Borrower or any of its Subsidiaries, as the case may be, are not used to manage any hazardous wastes, hazardous substances, hazardous materials, toxic substances, toxic pollutants or substances similarly denominated, as those terms or similar terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substance Control Act, the Clean Air Act, the Clean Water Act or any other applicable law relating to environmental pollution, or any nuclear fuel or other radioactive materials, in violation in any material respect of any law or any regulations promulgated pursuant thereto, except to the extent that such violations could not reasonably be expected to result in a Material Adverse Change. Except as set forth in or contemplated by the Borrower Information, the Borrower is aware of no events, conditions or circumstances involving environmental pollution or contamination that could reasonably be expected to result in a Material Adverse Change.

          SECTION 3.14. SOLVENCY.

          The Borrower is Solvent.

                             ARTICLE IV CONDITIONS

          The obligations of the Lenders and the Fronting Bank to make Extensions of Credit hereunder are subject to the satisfaction of the following conditions:

          SECTION 4.01. INITIAL EXTENSIONS OF CREDIT.

          The Commitment of each Lender to make its initial Loan and of the Fronting Bank to issue its initial Letter of Credit on or after the date hereof is subject to the conditions that on or prior to the date of such Extension of Credit:

          (a) The Agent shall have received favorable written legal opinions of
     (i) (A) David P. Poole, Senior Vice President and Associate General Counsel of TXU Business Services Company, and (B) Thelen Reid & Priest LLP, counsel to the Borrower, and (ii) King & Spalding LLP, special New York counsel to the Agent and Fronting Bank in each case dated the date hereof, addressed to the Agent, the Fronting Bank and the Lenders and in form and substance satisfactory to the Agent.

          (b) The Agent shall have received (i) a copy of the certificate of formation, including all amendments thereto, of the Borrower, certified as of a recent date by the Secretary of State of the State of Delaware, and a certificate as to the good standing of the Borrower as of a recent date from such Secretary of State; (ii) a certificate of the Secretary or an Assistant Secretary or analogous officer of the Borrower, dated the date of this Agreement and certifying (A) that attached thereto is a true and complete copy of the limited liability company agreement of the Borrower as in effect on such date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto are true and complete copies of resolutions duly adopted by the Board of Managers (or any duly authorized committee thereof) of the Borrower authorizing the execution and delivery by the Borrower of this Agreement, the Extensions of Credit to be made hereunder and the performance by the Borrower of all of its obligations hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of formation referred to in clause (i) above has not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to such clause
     (i) and (D) as to the incumbency and specimen signature of each officer executing this Agreement and any other document delivered in connection herewith on behalf of the Borrower; (iii) a certificate of another officer of the Borrower as to the incumbency and specimen signature of the Secretary or Assistant Secretary or analogous officer executing the certificate pursuant to (ii) above; and (iv) a certificate of a Responsible Officer of the Borrower, dated the date of this Agreement, stating that (A) no action, consent or approval of, registration or filing with or other action by any Governmental Authority is or will be required in connection with the execution, delivery and performance by the Borrower of this Agreement, except those as have been duly obtained and as are (1) in full force and effect, (2) sufficient for their purpose and (3) not subject to any pending or, to the knowledge of such person, threatened appeal or other proceeding seeking reconsideration or review thereof, (B) the representations and warranties set forth in Article III hereof are true and correct in all material respects on and as of the date hereof, and (C) no Event of Default or Default has occurred and is continuing on the date hereof.

          (c) The Agent shall have received such other approvals, opinions, certificates, instruments and documents as the Agent, the Fronting Bank or any of the Lenders may have reasonably requested, in form satisfactory to the Agent and the requesting Fronting Bank or Lender (if applicable).

          (d) The Lenders, the Fronting Bank, and the Agent shall have received payment of all fees and reimbursements of all expenses for which invoices have been presented as and when due on or prior to the date of the initial Extension of Credit pursuant to the terms of this Agreement.

          (e) The Agent shall have received all documentation and information required by regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).


          SECTION 4.02. CONDITIONS FOR ALL EXTENSIONS OF CREDIT.

          The Commitment of each Lender to make each Loan and of the Fronting Bank to make each Extension of Credit relating to a Letter of Credit hereunder shall be subject to the satisfaction of the following conditions precedent on the date of such Extension of Credit:

          (a) The Agent and the Fronting Bank, if applicable, shall have received from the Borrower a notice requesting such Extension of Credit as required by Section 2.03 or Section 2.17, as applicable.

          (b) The representations and warranties of the Borrower set forth in
     Article III hereof (except, in the case of any Extension of Credit that does not increase the aggregate principal amount of the Outstanding Credits to the Borrower, the representations set forth in Sections 3.05(b), 3.06,
     3.11 and 3.13 and except, in the case of any Extension of Credit that is to be used to repay commercial paper, the representation set forth in Section 3.05(b)) shall be true and correct in all material respects on and as of the date of such Extension of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) At the time of and immediately after such Extension of Credit, no Default or Event of Default shall have occurred and be continuing at the time of such Extension of Credit or would result from the making of such Extension of Credit.

          (d) The Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the matters set forth in subsections (b) and (c) of this Section 4.02 are true and correct as of such date.

          (e) With respect to the making of any Bridge Loan, (i) TXU shall have obtained funding of not less than $2,300,000,000 in the aggregate on or after November 4, 2004 by entering into the Parent Credit Agreement and/or one or more other financing arrangements on terms and conditions satisfactory to the Agent, it being understood and agreed that a sale of senior notes by TXU shall be deemed to be a financing arrangement on terms and conditions satisfactory to the Agent, and (ii) the Agent shall have received a certificate of a Responsible Officer certifying as to the availability of, and absence of any event of default under, the Parent Credit Agreement and/or any other financing arrangement or arrangements referred to in clause (i) above.

          (f) With respect to the making of any Revolving Loan, the Revolver Availability Period shall have commenced.

          Each Extension of Credit shall be deemed to constitute a representation and warranty by the Borrower for which such Extension of Credit was made on the date of such Extension of Credit as to the matters specified in subsections (b) and (c) of this Section 4.02.

          SECTION 4.03. CONDITIONS TO ISSUANCE OF A BOND LETTER OF CREDIT.

          In addition to the satisfaction of the conditions precedent set forth in Section 4.02 above, the Commitment of the Fronting Bank to make each Extension of Credit relating to a Bond Letter of Credit hereunder shall be subject to the receipt by the Agent and the Fronting Bank of the following (each in form and substance reasonably satisfactory to the Agent and Fronting Bank):

          (a) Copies of the Related Documents with respect to the Series of Bonds for which the Bond Letter of Credit is issued, duly executed by the parties thereto or duplicate copies certified as of the issuance date of the Bond Letter of Credit by the Borrower to be true and complete copies thereof.

          (b) If applicable, evidence satisfactory to the Agent that the Prior Reimbursement Agreement has been or will be terminated and all amounts owing thereunder have been or will be paid in full.

          (c) A true and correct copy of the Offering Circular to be used in connection with the offering or reoffering of such Series of Bonds.

          (d) An opinion of Bond Counsel, as required under the terms of the applicable Indenture.

          (e) A Certificate of a Responsible Officer of the Borrower to the effect that:

              (i) the representations and warranties contained in Article III of this Agreement and in each other Related Document to which the Borrower is a party are true and correct on and as of the closing date or the issuance date of such Bond Letter of Credit, as though made on and as of such date;

              (ii) no Default or Event of Default has occurred and is continuing, or would result from the entering into of this Agreement or the issuance of such Bond Letter of Credit hereunder; and

              (iii)the information provided by the Borrower set forth in the Offering Circular, including any supplements or amendments thereof and the appendices thereto to be used in connection with the offering or reoffering of such Series of Bonds, is accurate in all material respects (subject to customary and usual qualifications and exclusions, including qualifications and exclusions contained in letters of representation provided by the Borrower to underwriters in connection with such Offering Circular).

          (f) Such other customary and usual approvals, opinions or other documents as the Required Lenders (through the Agent) may reasonably request that are commonly required in connection with the closing of such Series of Bonds and such Bond Letter of Credit.

                                   ARTICLE V
                               THE PROVIDER BONDS

          (a) In the event that the applicable Indenture provides that Bonds purchased with proceeds of a Tender Draft or Drafts on a Bond Letter of Credit become "Bank Bonds" (or other designation reflecting ownership rights or security in such Bonds) and are registered to or held for the benefit of the Fronting Bank or the Agent, as appropriate, whether by direct registration upon purchase of the Bonds, by assignment by the Trustee or otherwise, such Indenture provisions shall establish the rights and security of the Fronting Bank, Agent or the Lenders, as applicable, with respect to such Bonds. In the event that the applicable Indenture does not so provide for the ownership or security of the Fronting Bank or Agent, as applicable, with respect to Bonds purchased with proceeds of a Tender Draft or Drafts on a Bond Letter of Credit and the Borrower purchases Bonds
     (i) with proceeds from a Tender Draft or Drafts on a Bond Letter of Credit, and (ii) such Bonds were not remarketed on the date such Bonds were purchased, and (iii) the Fronting Bank was not reimbursed under Section 2.18(e) of this Agreement ("PROVIDER BONDS") for the proceeds drawn under the Bond Letter of Credit, then such Bonds shall be deemed Provider Bonds, and the Borrower hereby pledges, assigns, hypothecates, transfers and grants to the Agent, subject to the provisions of the applicable Indenture and this Section 5.01(a), for the benefit of the Lenders, a first lien on, and security interest in, its right, title and interest in and to each of the Provider Bonds, the interest thereon and all proceeds thereof, as collateral security for the prompt and complete payment when due from time to time by the Borrower (by acceleration, at stated maturity or otherwise) of all obligations to the Agent, the Fronting Bank and the Lenders hereunder. The Borrower hereby authorizes and directs the Trustee for such

     Provider Bonds to either register such Provider Bonds in the name of the Agent or to hold such Provider Bonds in accordance with the applicable sections of the Indenture as pledgee. The Provider Bonds shall, upon payment of the related Term Loan in accordance with this Agreement, be released and delivered to the Trustee as provided in the Indenture and the Agent shall take all actions necessary to effectuate such release and delivery. The Borrower shall deliver, or cause to be delivered, the Provider Bonds to the Trustee or to another pledge agent designated by the Agent immediately upon receipt thereof or, in the case of Provider Bonds held under a book-entry system administered by DTC (or any other clearing corporation), the Borrower shall cause the Provider Bonds to be reflected on the records of DTC (or such other clearing corporation) as a position held by the Agent (or a pledge agent acceptable to the Agent) as a DTC participant (or a participant in such other clearing corporation) and the Agent (or its pledge agent) shall reflect on its records that the Provider Bonds are owned beneficially by the Borrower subject to the pledge in favor of the Agent. Any payments in respect of Bank Bonds or Provider Bonds made by the Issuer to the Trustee shall be paid over to the Agent for the benefit of the Lenders and shall be applied to the payment of amounts due in respect of Term Loans.

          (b) The Agent shall not be liable for failure to realize upon the Provider Bonds or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing, nor shall it be under any obligation to take any action whatsoever with regard thereto. If an "EVENT OF DEFAULT" has occurred and is continuing under the Indenture under which the Provider Bonds were issued, the Agent may (or shall at the request of the Required Lenders) thereafter without notice, exercise all rights, privileges or options pertaining to any Provider Bonds as if it were the absolute owner thereof, upon such terms and conditions as it may determine, all without liability except to account to the Borrower for property actually received by it.

          (c) Except as contemplated herein, without the prior written consent of the Agent, the Borrower agrees that it will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Provider Bonds (other than a sale thereof by the Remarketing Agent in accordance with the terms of the applicable Indenture), nor will it create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Provider Bonds, or any interest therein, or any proceeds thereof, except for the lien and security interest provided for by this Agreement and the Indenture under which the Provider Bonds were issued. The Borrower further agrees to do or cause to be done all such other reasonable acts and things as may be necessary to make any disposition or sale of any portion or all of the Provider Bonds by the Agent permitted by this Agreement valid and binding and in compliance with applicable law, all at the Borrower's expense.

          (d) Provider Bonds, or such portion thereof, shall be released from the pledge and security interest created under this Agreement to the extent of, and upon satisfaction of the Borrower's reimbursement obligations under, this Agreement with respect to such Provider Bonds.

                                   ARTICLE VI
                                    COVENANTS

      The Borrower agrees that, so long as any Lender has any Commitment hereunder, the Fronting Bank has any obligation to issue Letters of Credit hereunder, any Letter of Credit remains available to be drawn or any amount payable hereunder remains unpaid:

          SECTION 6.01. CORPORATE EXISTENCE.

      Subject to the rights of the Borrower under Section 6.05, the Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

          SECTION 6.02. COMPLIANCE WITH LAWS; MAINTENANCE OF PROPERTIES.

          The Borrower shall, and shall cause each of its Subsidiaries to, comply with all applicable material laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the validity or applicability of such laws, rules, regulations or orders is being contested by appropriate proceedings in good faith; and the Borrower shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) all its properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as, in the judgment of the Borrower, may be necessary so that the business carried on in connection therewith may be properly conducted; provided, however, that nothing in this Section 6.02 shall prevent the Borrower from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business.

          SECTION 6.03. FINANCIAL STATEMENTS, REPORTS, ETC.

          The Borrower will furnish to the Agent, for each Lender and the Fronting Bank:

          (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner reasonably acceptable to the SEC by Deloitte & Touche LLP or other independent public accountants of nationally recognized standing;

          (b) as soon as available and in any event within 75 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income for such quarter, for the portion of the Borrower's fiscal year ended at the end of such quarter, and for the twelve months ended at the end of such quarter, and the related consolidated statement of cash flows for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth comparative figures for previous dates and periods to the extent required in Form 10-Q, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by a Financial Officer of the Borrower;

          (c) simultaneously with the delivery of each set of financial statements referred to in subsection (a) above, a statement of the firm of independent public accountants that reported on such statements stating whether anything has come to their attention to cause them to believe that any Default or Event of Default existed on the date of such statements;

          (d) forthwith upon becoming aware of the occurrence of any Default or Event of Default, a certificate of a Financial Officer of the Borrower setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto;

          (e) promptly upon the filing thereof, copies of each final prospectus (other than a prospectus included in any registration statement on Form S-8 or its equivalent or with respect to a dividend reinvestment plan) and all reports on Forms 10-K, 10-Q and 8-K and similar reports that the Borrower shall have filed with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC;

          (f) if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan that might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice from a proper representative of a Multiemployer Plan of complete or partial Withdrawal Liability being imposed upon such member of the Controlled Group under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, or appoint a trustee to administer, any Plan, a copy of such notice; and

          (g) promptly, from time to time, such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Lender or the Fronting Bank, may reasonably request.

     As promptly as practicable after delivering each set of financial statements as required in sub-subsection (a) of this Section 6.03, the Borrower shall make available a copy of the consolidating workpapers used by the Borrower in preparing such consolidated statements to the Fronting Bank and each Lender that shall have requested such consolidating workpapers. Each Lender and the Fronting Bank that receives such consolidating workpapers shall hold them in confidence as required by
     Section 9.16; provided that neither any Lender nor the Fronting Bank may disclose such consolidating workpapers to any other person pursuant to clause (iv) of Section 9.16.

          SECTION 6.04. ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.

          Not later than June 1 in each year, commencing June 1, 2005, the Borrower shall deliver to the Agent, with sufficient copies for the Lenders and the Fronting Bank, a certificate, executed by a Responsible Officer, as to such officer's knowledge of the Borrower's compliance with all conditions and covenants under this Agreement, such compliance to be determined without regard to any period of grace or requirement of notice under this Agreement.

          SECTION 6.05. CONSOLIDATION, MERGER, CONVEYANCE OR OTHER TRANSFER.

          The Borrower shall not consolidate with or merge into any other corporation, in each case in a transaction in which it is not the successor corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, unless:

          (a) the corporation formed by such consolidation or into which the Borrower is merged, or the corporation that acquires by conveyance or transfer, or that leases, the properties and assets of the Borrower as an entirety or substantially as an entirety, shall be a corporation organized and validly existing under the laws of the United States, any state thereof or the District of Columbia, and shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Agent, in form satisfactory to the Agent, the due and punctual payment of the principal of and interest, if any, on any Loan, all reimbursement obligations, fees and other amounts payable by the Borrower hereunder and the performance of every covenant of this Agreement on the part of the Borrower to be performed or observed;

          (b) immediately after giving effect to such transaction, no Event of Default and no Default shall have occurred and be continuing; and

          (c) the Borrower shall have delivered to the Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such consolidation, merger, conveyance or other transfer or lease and such agreement supplemental hereto comply with this Section 6.05 and that all conditions precedent herein provided for relating to such transactions have been complied with.

          Upon any consolidation by the Borrower with or merger by the Borrower into any other corporation, or any conveyance or other transfer or lease of the properties and assets of the Borrower as an entirety or substantially as an entirety in accordance with this Section 6.05, the successor formed by such consolidation or into which the Borrower is merged or the person to which such conveyance, or other transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor person had been named as the Borrower herein, and thereafter, except in the case of a lease, the predecessor person shall be relieved of and released from all obligations and covenants under this Agreement (unless the Borrower shall have delivered to the Agent an instrument waiving such relief and release), and the Agent shall acknowledge in writing that the Borrower has been so relieved and released.

          For purposes of clarification and not in limitation of the provisions of this Section 6.05, nothing in this Agreement shall be deemed to prevent or restrict:

              (i) any consolidation or merger after the consummation of which the Borrower would be the surviving or resulting corporation, or

              (ii) any conveyance or other transfer, or lease of any part of the properties of the Borrower which does not constitute the entirety, or substantially the entirety, thereof, or

              (iii) the approval by the Borrower of, or the consent by the Borrower to, any consolidation or merger of any direct or indirect subsidiary or affiliate of the Borrower, or any conveyance, transfer or lease by any such subsidiary or affiliate of any of its assets.

          SECTION 6.06. ..LIMITATIONS ON LIENS.

          The Borrower shall not, and shall not permit any of its Subsidiaries to, create incur or assume any Lien upon any of their respective properties or assets in order to secure any Debt (other than Permitted Liens). The provisions of the preceding sentence shall not prohibit the creation, incurrence or assumption of any Lien if, contemporaneously therewith, either

          (a) the Borrower shall make effective provision whereby all Outstanding Credits shall be secured equally and ratably with such other Debt with a Lien on the same properties or assets (unless such other Debt is subordinated to the Outstanding Credits, in which case all of the Outstanding Credits will be secured prior to such other Debt with a Lien on the same properties or assets); or

          (b) the Borrower shall deliver to the Agent bonds, notes or other evidences of indebtedness secured equally and ratably with such other Debt with a Lien on the same properties or assets (unless such other Debt is subordinated to the Outstanding Credits, in which case all of the Outstanding Credits will be secured prior to such other Debt with a Lien on the same properties or assets) (hereinafter called "SECURED OBLIGATIONS"):

              (i) in an aggregate principal amount equal to the aggregate principal amount of the Outstanding Credits,

              (ii) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, upon repayment of any Outstanding Credits, there shall mature (or be redeemed) Secured Obligations equal in principal amount to such Outstanding Credits then to mature and

              (iii) containing, in addition to any mandatory redemption provisions applicable to all Secured Obligations outstanding under such Lien and any mandatory redemption provisions contained therein pursuant to clause (ii) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Outstanding Credits or for the redemption thereof at the option of the Lenders, as well as a provision for mandatory redemption upon an acceleration of the maturity of all Outstanding Credits following an Event of Default (such mandatory redemption to be rescinded upon the rescission of such acceleration);

          it being expressly understood that such Secured Obligations

          (x) may, but need not, bear interest,

          (y) may, but need not, contain provisions for the redemption thereof at the option of the issuer, any such redemption to be made at a redemption price or prices not less than the principal amount thereof, and

          (z) shall be held by the Agent for the benefit of the Lenders subject to such terms and conditions relating to surrender to the Borrower, transfer restrictions, voting, application of payments of principal, premiums, if any, and interest and other matters as shall be set forth in an amendment hereto specifically providing for the delivery to the Agent of such Secured Obligations.

          SECTION 6.07. LIMITATIONS ON DEBT.

          The Borrower shall not permit any of its Subsidiaries to create, incur or assume any Debt other than Permitted Subsidiary Debt.

          SECTION 6.08. LIMITATIONS ON ASSET SALES.

          Except for the sale of the properties and assets of the Borrower as an entirety or substantially as an entirety pursuant to Section 6.05, and other than properties or assets required to be sold to conform with governmental requirements, the Borrower shall not, and shall not permit any of its Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales consummated during the four calendar quarters immediately preceding any date of determination would exceed 10% of the total assets of the Borrower and its Consolidated Subsidiaries as shown on the Borrower's most recent quarterly audited or unaudited consolidated balance sheet; provided, however, that any such Asset Sale will be disregarded for purposes of the 10% limitation specified above

          (a) to the extent that such properties or assets are, in the Borrower's opinion, worn out or are not useful or necessary in connection with the operation of the business of the Borrower or its Subsidiaries;

          (b) to the extent such properties or assets are being transferred to a wholly-owned Subsidiary of the Borrower;

          (c) to the extent that the cash or other proceeds thereof

              (i) are, within 12 months of the consummation of such Asset Sale, invested or reinvested by the Borrower or any Subsidiary in a Permitted Business,

              (ii) are used by the Borrower or a Subsidiary to repay Debt of the Borrower or such Subsidiary, or

              (iii) are retained by the Borrower or any Subsidiary.

          SECTION 6.09. BOND DOCUMENTS.

          The Borrower shall not modify any Related Document in respect of a Series of Bonds at any time subsequent to the issuance of a Bond Letter of Credit in respect thereto in a manner that is or could be adverse to the


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                                                                              47


     Agent, the Fronting Bank or any Lender, without the Agent's prior written consent.

          SECTION 6.10. USE OF PROCEEDS.

          The Borrower shall use proceeds of Bridge Loans to lend, advance or distribute funds to TXU to be used by TXU to purchase its common stock and for general corporate purposes of the Borrower. The Borrower shall use proceeds of Revolving Loans for general corporate purposes of the Borrower. Letters of Credit shall be issued to support Bonds and for general corporate purposes of the Borrower.

                                  ARTICLE VII.
                                EVENTS OF DEFAULT

          SECTION 7.01. EVENTS OF DEFAULT.

          In case of the happening of any of the following events (each an "EVENT OF DEFAULT"):

          (a) failure to pay interest, if any, on any Loan, or any portion of the Fees, or any other amount payable hereunder (other than the principal amount of any Loan) within 30 days after the same becomes due and payable; or

          (b) failure to pay the principal amount of any Loan when the same becomes due and payable; or

          (c) failure to perform or breach of any covenant or warranty of the Borrower in this Agreement (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this Section
     7.01 specifically dealt with) for a period of 90 days after there has been given, by registered or certified mail, to the Borrower by the Agent, or to the Borrower and the Agent by the Required Lenders, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Agent, or the Agent and the Required Lenders, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Agent, or the Agent and the Required Lenders, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Borrower within such period and is being diligently pursued; or

          (d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Borrower in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Borrower a bankrupt or insolvent, or approving as properly filed a petition by one or more persons other than the Borrower seeking reorganization, arrangement, adjustment or composition of or in respect of the Borrower under any applicable Federal or state bankruptcy, insolvency or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Borrower or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of 90 consecutive days;

          (e) the commencement by the Borrower of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Borrower to the entry of a decree or order for relief in respect of the Borrower in a case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Borrower, or the filing by the Borrower of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state bankruptcy, insolvency, reorganization or similar law, or the consent by the Borrower to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Borrower or of any substantial part of its property, or the making by the Borrower of a general assignment for the benefit of creditors, or the admission by the Borrower in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Managers of the Borrower;

          (f) the occurrence of any default or similar event under the terms of the Borrower's 9% Exchangeable Subordinated Notes due 2012 (the "SUBORDINATED NOTES") (or any security of the Borrower or any Subsidiary issued directly or indirectly upon the conversion, exchange or extension (in whole or in part) of such Subordinated Notes) that results in the acceleration (or other mandatory repayment prior to the maturity date) of such Subordinated Notes or such other security or the failure to pay such Subordinated Notes or such other security at maturity shall constitute an Event of Default; or

          (g) during the Bridge Availability Period or while any amount of Bridge Loans remains outstanding, an event of default shall occur under the $2,500,000,000 Revolving Credit Agreement, dated as of June 24, 2004 between the Borrower, the lenders party thereto, JP Morgan Chase Bank, as administrative agent, and Citibank, N.A. as fronting bank or under any credit facility that replaces or refinances such agreement;

     then, and in every such event, and at any time thereafter during the continuance of such event, the Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take one or all of the following actions, at the same or different times: (i) terminate forthwith the right of the Borrower to request and receive Extensions of Credit; and (ii) declare the Loans of the Borrower then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; provided that in the case of any event described in subsection (d) or (e) above, the right of the Borrower to request and receive Extensions of Credit shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

          SECTION 7.02. LETTER OF CREDIT REMEDIES.

          Notwithstanding anything to the contrary contained herein, but subject to the paragraph concerning Bond Letters of Credit below, no notice given or declaration made by the Agent pursuant to this Article VII shall affect
     (i) the obligation of the Fronting Bank to make any payment under any Letter of Credit issued by the Fronting Bank in accordance with the terms of such Letter of Credit or (ii) the obligations of each Lender in respect of each such Letter of Credit; provided, however, that upon the occurrence and during the continuance of any Event of Default, the Agent shall at the request, or may with the consent, of the Required Lenders, upon notice to the Borrower, require the Borrower to deposit and maintain with the Agent an amount in the cash collateral account (the "CASH COLLATERAL ACCOUNT") described below equal to the aggregate maximum amount available to be drawn under all Letters of Credit outstanding at such time and at any time during the continuance of such Event of Default. Such Cash Collateral Account shall at all times be free and clear of all rights or claims of third parties. The Cash Collateral Account shall be maintained with the Agent in the name of, and under the sole dominion and control of, the Agent, and amounts deposited in the Cash Collateral Account shall bear interest at a rate equal to the rate generally offered by Wachovia for deposits equal to the amount deposited by the Borrower in the Cash Collateral Account, for a term to be determined by the Agent in its sole discretion. The Borrower hereby grants to the Agent for the benefit of the Fronting Bank and the Lenders a Lien on, and hereby assigns to the Agent for the benefit of the Fronting Bank and the Lenders all of its right, title and interest in, the Cash Collateral Account and all funds from time to time on deposit therein to secure its reimbursement obligations in respect of Letters of Credit issued for its account. If any drawings then outstanding or thereafter made are not reimbursed in full immediately upon demand or, in the case of subsequent drawings, upon being made, then, in any such event, the Agent may apply the amounts then on deposit in the Cash Collateral Account, in such priority as the Agent shall elect, toward the payment in full of any or all of the Borrower's obligations hereunder as and when such obligations shall become due and payable, regardless of whether the amounts to be so applied were deposited by the Borrower for the account of which the Letter(s) of Credit then being drawn were issued. Upon payment in full, after the termination of the Letters of Credit, of all such obligations, the Agent will repay and reassign to the Borrower any cash then on deposit in the Cash Collateral Account and the Lien of the Agent on the Cash Collateral Account and the funds therein shall automatically terminate.

          With respect to the obligations of the Fronting Bank, Agent and the Lenders under a Bond Letter of Credit and upon the occurrence of an Event of Default, and at any time thereafter during the continuance of such Event of Default, the Agent, at the request of the Required Lenders, may provide for the establishment of a Cash Collateral Account (as provided for and as described in the previous paragraph), and, by notice to the Borrower, take one or more of the following actions, as applicable, at the same or different times: (a) give notice to the Trustee pursuant to the applicable default provisions of the Indenture of the occurrence of an Event of Default hereunder that requires acceleration of the related Series of Bonds, (b) give notice to the Trustee pursuant to the applicable default provisions of the Indenture that the Fronting Bank has not been reimbursed for a drawing that requires acceleration of such Series of Bonds, (c) declare the Term Loans, with respect to such Bond Letter of Credit, all interest thereon and any other amounts outstanding hereunder, to be forthwith due and payable, whereupon the Term Loans, with respect to such Bond Letter of Credit, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company, (d) cancel the Bond Letter of Credit on the cancellation date of the Bond Letter of Credit as provided therein, and (e) exercise all the rights and remedies provided for herein or by law.

                                  ARTICLE VIII
                                    THE AGENT

          (a) In order to expedite the transactions contemplated by this Agreement, Wachovia is hereby appointed to act as Agent on behalf of the Lenders and the Fronting Bank. Each Lender and the Fronting Bank hereby irrevocably authorizes the Agent to take such actions on behalf of such Lender and the Fronting Bank and to exercise such powers as are specifically delegated to the Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized by the Lenders and the Fronting Bank, without hereby limiting any implied authority, (i) to receive on behalf of the Lenders and the Fronting Bank all payments of principal of and interest on the Outstanding Credits and all other amounts due to the Lenders and the Fronting Bank hereunder, and promptly to distribute to each Lender and the Fronting Bank, its proper share of each payment so received;
     (ii) to give notice on behalf of each Lender and the Fronting Bank to the Borrower of any Event of Default of which the Agent has actual knowledge acquired in connection with its agency hereunder; and (iii) to distribute to each Lender and the Fronting Bank copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Agent.

          (b) Neither the Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his or her own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. The Agent shall not be responsible to the Lenders or the Fronting Bank for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. The Agent may deem and treat the Lender or the Fronting Bank that makes any Extension of Credit as the holder of the indebtedness resulting therefrom for all purposes hereof until it shall have received notice from such Lender or the Fronting Bank, given as provided herein, of the transfer thereof. The Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders and the Fronting Bank. The Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender or the Fronting Bank of any of its obligations hereunder or to any Lender or the Fronting Bank on account of the failure of or delay in performance or breach by any other Lender, the Fronting Bank or the Borrower of any of their respective obligations hereunder or in connection herewith. The Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          (c) The Lenders and the Fronting Bank hereby acknowledge that the Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

          (d) Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by notifying the Lenders, the Fronting Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the Agent gives notice of its resignation, then the Agent may, on behalf of the Lenders and the Fronting Bank, appoint a successor Agent, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article VIII and
     Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent.

          (e) The Lenders may remove the Agent upon 30 days' prior notice by so notifying the Borrower and, in such event, the Lenders shall appoint a successor Agent acceptable to the Borrower. Either the Required Lenders or the Borrower may remove any Agent if (i) such Agent is adjudged bankrupt or insolvent or (ii) a receiver or other public officer takes charge of such Agent or its property. If no successor Agent shall have been appointed by the Lenders and shall have accepted such appointment within 30 days after delivery by the Lenders of the notice required by the first sentence of this subsection (e), the Required Lenders or the Borrower may petition any court of competent jurisdiction for the appointment of a successor Agent. After the Agent's removal hereunder, the provisions of this Article VIII and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

          (f) With respect to the Extensions of Credit made by it hereunder, the Agent, in its individual capacity and not as Agent, shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Agent, and the Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not Agent.

          (g) Each Lender agrees (i) to reimburse the Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder or, if the Total Commitment shall have been terminated, the amount of its percentage of Outstanding Credits) of any expenses incurred for the benefit of the Lenders or the Fronting Bank, in its role as Agent, including fees and expenses of counsel and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Fronting Bank, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in any way relating to or arising out of this Agreement or any action taken or omitted by it under this Agreement to the extent the same shall not have been reimbursed by the Borrower; provided that neither any Lender nor the Fronting Bank shall be liable to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Agent or any of its directors, officers, employees or agents. Each Lender and the Fronting Bank agrees that any allocation made in good faith by the Agent of expenses or other amounts referred to in this subsection shall be conclusive and binding for all purposes.

          (h) Each Lender and the Fronting Bank acknowledges that it has, independently and without reliance upon the Agent, the Fronting Bank or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Fronting Bank also acknowledges that it will, independently and without reliance upon the Agent, the Fronting Bank or any other Lender, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX
                                  MISCELLANEOUS

          SECTION 9.01. NOTICES.

          Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

          (a) if to the Borrower, c/o TXU Business Services Company, TXU Energy Plaza, 1601 Bryan Street, Dallas, TX 75201, Attention: General Counsel (facsimile No. 214-812-6032);

          (b) if to the Agent, to Wachovia Bank, National Association, 301 South College Street, 7th Floor Charlotte, North Carolina 28288-0760 Attention:
     Michael J. Kolosowsky, Debt Capital Markets (Telecopy No. 704-383-0661), with a copy to Wachovia Bank, National Association, 201 S. College St. NC0680 Charlotte, North Carolina 28288-0680, Attention: Agency Services (Telecopy No. 704-383-3612), with a copy to Wachovia Bank, National Association, 191 Peachtree Street NE, Atlanta, Georgia 30303, Attention:
     Rotcher Watkins (Telecopy No. 404-332-4136), with a copy to Parker Poe Adams & Bernstein, L.L.P., 401 S. Tryon Street, Ste. 3000, Charlotte, North Carolina 28202, Attention: Paul S. Donohue, Esq. (Telecopy No. 704-334-4706); to

          (c) if to the Fronting Bank, to Wachovia Bank, National Association, 301 South College Street, 7th Floor, Charlotte, North Carolina 28288-0760,
     Attention: Michael J. Kolosowsky, Debt Capital Markets (Telecopy No.

     704-383-0661), with a copy to Wachovia Bank, National Association, 191 Peachtree Street NE, Atlanta, Georgia 30303, Attention: Rotcher Watkins (Telecopy No. 404-332-4136), with a copy to Wachovia Bank, National Association, 401 Linden Street, Winston-Salem, North Carolina 27101
     Attention: International Operations, Standby Letters of Credit, NC-6034 (Telecopy No. 336-735-0952/0953);

          (d) if to a Lender, to it at its address (or telecopy number) set forth in the Register or in the Assignment and Acceptance pursuant to which such Lender became a party hereto; and

          (e) as to each party hereto, at such other address as shall be designated by such party in a written notice to each other party hereto.

          All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

          SECTION 9.02. SURVIVAL OF AGREEMENT.

          All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and the Fronting Bank and shall survive the making by the Lenders and the Fronting Bank of the Extensions of Credit regardless of any investigation made by the Lenders or the Fronting Bank or on their behalf, and shall continue in full force and effect as long as there are any Outstanding Credits or any Fee or any other amount payable under this Agreement is outstanding and unpaid or the Total Commitment has not been terminated or any Letter of Credit is available to be drawn.

          SECTION 9.03. BINDING EFFECT.

          This Agreement shall become effective when it shall have been executed by the Borrower, the Fronting Bank and the Agent and when the Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signature of each Lender, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower shall not have the right to assign any rights hereunder or any interest herein without the prior consent of all the Lenders and the Fronting Bank.

          SECTION 9.04. SUCCESSORS AND ASSIGNS.

          (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns.

          (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the its Outstanding Credits);

     provided, however, that (i) except in the case of an assignment to (A) a Lender or an Affiliate of such Lender, (B) a Federal Reserve Bank, or (C) any direct or indirect contractual counterparties in swap agreements to the extent required in connection with the physical settlement of any Lender's obligations pursuant thereto, the Borrower (so long as no Default or Event of Default shall have occurred and be continuing), the Agent and the Fronting Bank must give their prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $1,000,000 or, if the amount of the Commitment of the assigning Lender is less than $1,000,000, the aggregate amount of such Lender's Commitment,
     (iii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement and (iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, and a processing and recordation fee of $3,500. Upon acceptance and recording pursuant to
     Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof unless otherwise agreed by the Agent (the Borrower to be given reasonable notice of any shorter period),
     (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.11, 2.16 and 9.05 afforded to such Lender prior to its assignment as well as to any Fees accrued for its account hereunder and not yet paid)).

          (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignor and such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.03 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender or the Fronting Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in the Charlotte, North Carolina a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Outstanding Credits of, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Fronting Bank, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by each party hereto, at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in subsection (b) above and, if required, the written consent of the Borrower, the Fronting Bank and the Agent to such assignment, the Agent shall (i) accept such Assignment and Acceptance and
     (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this subsection (e).

          (f) Each Lender may without the consent of the Borrower or the Agent sell participations to one or more banks or other entities in all or a portion of its rights and/or obligations under this Agreement (including all or a portion of its Commitment, its Loans and its LC Outstandings); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.11, 2.16 and 9.05 to the same extent as if it were the selling Lender (and limited to the amount that could have been claimed by the selling Lender had it continued to hold the interest of such participating bank or other entity), except that all claims made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrower, the Agent, the Fronting Bank and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower under this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers (x) decreasing any fees payable hereunder or the amount of principal of, or the rate at which interest is payable on, the Outstanding Credits, (y) extending any principal payment date or date fixed for the payment of interest on the Outstanding Credits or (z) extending the Commitments).

          (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
     Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such information.

          (h) The Borrower shall not assign or delegate any rights and duties hereunder without the prior written consent of all Lenders, and any attempted assignment or delegation (except as a consequence of a transaction expressly permitted under Section 6.05 by the Borrower without such consent shall be void.

          (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder.

          (j) Subject to the appointment and acceptance of a successor Fronting Bank as provided below, the Fronting Bank may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Fronting Bank acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Fronting Bank gives notice of its resignation, then the retiring Fronting Bank may appoint a successor Fronting Bank, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Fronting Bank hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Fronting Bank, and the retiring Fronting Bank shall be discharged from its duties and obligations hereunder. After the Fronting Bank's resignation hereunder, the provisions of Sections 2.11, 2.16 and 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Fronting Bank.

          SECTION 9.05. EXPENSES; INDEMNITY.

          (a) The Borrower agrees to pay all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of one counsel, unless in the good faith opinion of the Agent or such counsel, it would be inappropriate under applicable standards of legal professional conduct, due to an actual or potential conflict of interest, to have only one counsel) incurred by the Agent in connection with the preparation, execution and delivery of this Agreement or in connection with any amendments, modifications or waivers of the provisions hereof (but only if such amendments, modifications or waivers are requested by the Borrower) (whether or not the transactions hereby contemplated are consummated), or incurred by the Agent, the Fronting Bank or any Lender in connection with the enforcement of their rights in connection with this Agreement (including in respect of workouts and restructurings) or in connection with the Extensions of Credit made hereunder, including the reasonable fees and disbursements of one counsel (unless in the good faith opinion of the Agent or such counsel, it would be inappropriate under applicable standards of legal professional conduct, due to an actual or potential conflict of interest, to have only one counsel) for the Agent or, in the case of enforcement following an Event of Default, the Lenders and the Fronting Bank.

          (b) The Borrower agrees to indemnify each Lender and the Fronting Bank against any loss, calculated in accordance with the next sentence, or reasonable expense that such Lender or the Fronting Bank may sustain or incur as a consequence of (i) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder (including as a result of the Borrower's failure to fulfill any of the applicable conditions set forth in Article IV) after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to Section 2.03, (ii) any payment, prepayment or conversion of a Eurodollar Loan of the Borrower, or assignment of a Eurodollar Loan of the Borrower required by any other provision of this Agreement or otherwise made or deemed made, on a date other than the last day of the Interest Period, if any, applicable thereto, (iii) any default in payment or prepayment of the principal amount of any Outstanding Credit or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (iv) the occurrence of any Event of Default relating to the Borrower, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred by such Lender in liquidating or employing deposits from third parties, or with respect to commitments made or obligations undertaken with third parties, to effect or maintain any Loan hereunder or any part thereof as a Eurodollar Loan. Such loss shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (x) its cost of obtaining the funds for the Loan being paid, prepaid, refinanced, converted or not borrowed (assumed to be the LIBO Rate for the period from the date of such payment, prepayment, refinancing or failure to borrow or refinance to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or refinance, the Interest Period for such Loan that would have commenced on the date of such failure) over (y) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed or refinanced for such period or Interest Period, as the case may be.

          (c) The Borrower agrees to indemnify the Agent, the Fronting Bank, each Lender, each of their respective Affiliates and the directors, officers, employees and agents of the foregoing (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all costs, losses, claims, damages, liabilities and related expenses, including reasonable fees and expenses of one counsel for all Indemnitees (unless in the good faith opinion of such Indemnitee, it would be inappropriate under applicable standards of legal professional conduct, due to an actual or potential conflict of interest, to have only one counsel), incurred by or asserted against any Indemnitee arising out of the Borrower's acts or omissions in connection with (i) the preparation, execution, delivery, enforcement, performance and administration of this Agreement, (ii) the use of the proceeds of the Extensions of Credit or
     (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, including any of the foregoing arising from the negligence, whether sole or concurrent, on the part of any Indemnitee. Notwithstanding the foregoing, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (ii) result from any litigation brought by such Indemnitee against the Borrower or by the Borrower against such

     Indemnitee, in which a final, non-appealable judgment has been rendered against such Indemnitee; provided, further, that the Borrower agrees that it will not, nor will it permit any Subsidiary to, without the prior written consent of each Indemnitee, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification could be sought under the indemnification provisions of this subsection (c) of this Section 9.05 (whether or not any Indemnitee is an actual or potential party to such claim, action, suit or proceeding), unless such settlement, compromise or consent does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

          (d) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Outstanding Credits, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of the Agent, any Lender or the Fronting Bank. All amounts due under this Section 9.05 shall be payable on written demand therefor.

          (e) A certificate of any Lender, the Fronting Bank or the Agent setting forth any amount or amounts that such Lender, the Fronting Bank or such Agent is entitled to receive pursuant to subsection (b) of this
     Section 9.05 and containing an explanation in reasonable detail of the manner in which such amount or amounts shall have been determined shall be delivered to the Borrower and shall be conclusive absent manifest error.

          SECTION 9.06. RIGHT OF SETOFF.

          If an Event of Default shall have occurred and be continuing, each Lender and the Fronting Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or the Fronting Bank to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender or the Fronting Bank (as the case may be), irrespective of whether or not such Lender or the Fronting Bank (as the case may be), shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and the Fronting Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender or the Fronting Bank may have.

          SECTION 9.07. PARI PASSU

          Except as otherwise provided herein, this Agreement shall rank pari passu with other unsecured and unsubordinated indebtedness of the Borrower.

          SECTION 9.08. APPLICABLE LAW.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.09. WAIVERS; AMENDMENT.

          (a) No failure or delay of the Agent, the Fronting Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, the Fronting Bank and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower or any Subsidiary in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on, any Loan or reimbursement obligation in respect of a Letter of Credit, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or any reimbursement obligation in respect of a Letter of Credit, without the prior written consent of each Lender affected thereby, (ii) increase the Commitment of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of Section 2.13, 2.14 or Section 9.04(h), the provisions of this Section 9.09 or the definition of the "Required Lenders", without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent or the Fronting Bank hereunder without the prior written consent of the Agent or the Fronting Bank, as the case may be. Each Lender and the Fronting Bank shall be bound by any waiver, amendment or modification authorized by this Section 9.09, and any consent by any Lender, the Agent or the Fronting Bank pursuant to this Section 9.09 shall bind any assignee of its rights and interests hereunder.

          SECTION 9.10. ENTIRE AGREEMENT.

          This Agreement (including the schedules and exhibits hereto) represents the entire contract among the parties relative to the subject matter hereof and thereof. Any previous agreement, whether written or oral, among the parties with respect to the subject matter hereof, is superseded by this Agreement. There are no unwritten oral agreements between the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 9.11. SEVERABILITY.

          In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.12. COUNTERPARTS.

          This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

          SECTION 9.13. HEADINGS.

          Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.14. INTEREST RATE LIMITATION.

          (a) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "CHARGES"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or the Fronting Bank, shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by such Lender or the Fronting Bank (as the case may be) in accordance with applicable law, the rate of interest payable on the Outstanding Credits of such Lender or the Fronting Bank (as the case may be), together with all Charges payable to such Lender or the Fronting Bank (as the case may be), shall be limited to the Maximum Rate.

          (b) If the amount of interest, together with all Charges, payable for the account of any Lender or the Fronting Bank in respect of any interest computation period is reduced pursuant to subsection (a) of this Section
     9.14 and the amount of interest, together with all Charges, payable for such Lender's or the Fronting Bank's (as the case may be) account in respect of any subsequent interest computation period, computed pursuant to
     Section 2.06, would be less than the Maximum Rate, then the amount of interest, together with all Charges, payable for such Lender's or the Fronting Bank's (as the case may be) account in respect of such subsequent interest computation period shall, to the extent permitted by applicable law, be automatically increased to such Maximum Rate; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender or the Fronting Bank has been increased pursuant to this subsection (b) exceed the aggregate amount by which interest, together with all Charges, paid for its account has theretofore been reduced pursuant to subsection (a) of this Section 9.14.

          SECTION 9.15. JURISDICTION; VENUE.

          (a) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Subject to the foregoing and to subsection (b) below, nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement against any other party hereto in the courts of any jurisdiction.

          (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or thereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court or Federal court of the United States of America sitting in New York City. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          SECTION 9.16. CONFIDENTIALITY.

          Each Lender and the Fronting Bank shall use its best efforts to hold in confidence all information, memoranda, or extracts furnished to such Lender or the Fronting Bank (as the case may be) (directly or through the Agent) by the Borrower hereunder or in connection with the negotiation hereof; provided that such Lender and the Fronting Bank may disclose any such information, memoranda or extracts (i) to its Affiliates, accountants or counsel, (ii) to any regulatory agency having authority to examine such Lender or the Fronting Bank (as the case may be), (iii) as required by any legal or governmental process or otherwise by law, (iv) except as provided in the last sentence of Section 6.03, to any person to which such Lender or the Fronting Bank (as the case may be) sells or proposes to sell an assignment or a participation in its Outstanding Credits hereunder, if such other person agrees for the benefit of the Borrower to comply with the provisions of this Section 9.16 and (v) to the extent that such information, memoranda or extracts shall be publicly available or shall have become known to such Lender or the Fronting Bank (as the case may be) independently of any disclosure by the Borrower hereunder or in connection with the negotiation hereof. Notwithstanding the foregoing, any Lender and the Fronting Bank may disclose the provisions of this Agreement, the amounts, maturities and interest rates of its Outstanding Credits, and any Fees to which it is entitled, to any purchaser or potential purchaser of such Lender's interest in any Outstanding Credits. Notwithstanding any other provision in this Agreement, the Agent hereby confirms that the Borrower and the Borrower's representatives shall not be limited from disclosing the U.S. tax treatment or the U.S. tax structure of the transactions contemplated by this Agreement.



                            [Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                               TXU ENERGY COMPANY LLC


                               By         /s/Anthony R. Horton
                                  --------------------------------------------
                                  Name:  Anthony R. Horton
                                  Title:    Treasurer and
                                  Assistant Secretary

                               WACHOVIA BANK, NATIONAL ASSOCIATION
                                as Agent, as Fronting Bank and as
                                    a Lender


                               By      /s/ Michael J. Kolosowsky
                                  ---------------------------------
                                  Name:  Michael J. Kolosowsky
                                  Title:    Director

                                                                       EXHIBIT A
                                               FORM OF ASSIGNMENT AND ACCEPTANCE


                            ASSIGNMENT AND ACCEPTANCE

                                     [Date]

      Reference is made to the Credit Agreement, dated as of November 4, 2004 (as amended, modified, extended or restated from time to time, the "AGREEMENT"), among TXU Energy Company LLC (the "BORROWER"), the lenders party thereto (the "LENDERS"), and Wachovia Bank, National Association, as Agent for the Lenders and as Fronting Bank for the letters of credit issued thereunder. Terms defined in the Agreement are used herein with the same meanings.

      1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of [Effective Date of Assignment set forth below], the interests set forth on the reverse hereof (the "ASSIGNED INTEREST") in the Assignor's rights and obligations under the Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the [Effective Date of Assignment] and the Loans owing to the Assignor that are outstanding on the [Effective Date of Assignment], together with unpaid interest accrued on the assigned Loans to the [Effective Date of Assignment] and the amount, if any, set forth on the reverse hereof of the Fees accrued to the [Effective Date of Assignment] for the account of the Assignor. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04 of the Agreement, a copy of which has been received by each such party. From and after the [Effective Date of Assignment], (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

      2. This Assignment and Acceptance is being delivered to the Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.15(g) of the Agreement, duly completed and executed by such Assignee and (ii) a processing and recordation fee of $3,500.

      3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:



Legal Name of Assignor:

Legal Name of Assignee:



Assignee's Address for Notices:







Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment
unless otherwise agreed by the Agent):




------------------      ---------------   ---------------------------
                                            Percentage Assigned of
                                             Facility/Commitment
                                           (set forth, to at least
                                               8 decimals, as a
     Facility                                 percentage of the
                       Principal Amount        Facility and the
                           Assigned         aggregate Commitments
                                                of all Lenders
                                                 thereunder


Commitment              $                                  %
Assigned:

Loans:                  $                                  %

Fees Assigned (if
any):                   $                                  %

The  terms  set  forth  and on      Accepted:
the  reverse  side  hereof are
hereby agreed to:

                                    TXU ENERGY COMPANY LLC
[ASSIGNOR], as
Assignor


                                    By ______________________
By _________________, as            Name:
      Name:                         Title:
      Title:


[ASSIGNEE], as                       WACHOVIA BANK,
Assignee,                            NATIONAL ASSOCIATION , as
                                     Agent



                                    By _______________________
By _________________, as            Name:
      Name:                         Title:
      Title:

                                                                       EXHIBIT B
                                                       FORM OF BORROWING REQUEST


                                BORROWING REQUEST

                                     [Date]

Wachovia Bank, National Association
as Agent for the lenders and Fronting Bank to the Credit Agreement referred to below

Ladies and Gentlemen:

      The undersigned, TXU Energy Company LLC (the "BORROWER"), refers to the Credit Agreement, dated as of November 4, 2004 (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among the Borrower, TXU Energy Company LLC, the lenders party thereto (the "LENDERS"), Wachovia Bank, National Association, as Agent and as Fronting Bank for the letters of credit issued thereunder. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.03 of the Agreement that it requests a Borrowing under the Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

      (A) Date of Borrowing (which is a Business Day)           _________

      (B) Principal amount of Borrowing1                        _________

      (C) Interest rate basis2                                  _________

      (D) Interest Period and the last day thereof3             _________

      (E) Borrower account number and location                  _________


__________________

1 Not less than $25,000,000 (and in integral multiples of $5,000,000) or greater than the Total Commitment then available.

2     Eurodollar Loan or ABR Loan.

3 Which shall be subject to the definition of "INTEREST Period" and end not later than the Applicable Maturity Date.

      Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the applicable conditions to lending specified in Article IV of the Agreement have been satisfied.

                               Very truly yours,

                               TXU ENERGY COMPANY LLC



                               By _________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT C
                                                       FORM OF PREPAYMENT NOTICE

                                PREPAYMENT NOTICE

                                     [Date]

Wachovia Bank, National Association
as Agent for the lenders and Fronting Bank to the Credit Agreement referred to below


Ladies and Gentlemen:

      The undersigned, TXU Energy Company LLC (the "BORROWER"), refers to the Credit Agreement dated as of November 4, 2004 (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among the Borrower, the lenders party thereto (the "LENDERS") and Wachovia Bank, National Association, as Agent and as Fronting Bank for the letters of credit issued thereunder. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you irrevocable notice of prepayment pursuant to Section 2.10 of the Agreement and, in that connection, acknowledges that it is committed hereby to prepay the Borrowing (or portion thereof) identified below by the amount and on the date stated below, and that such prepayment will be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

      (A)Interest rate basis1 of Borrowing
         to be prepaid (in whole or in part)
      (B)Principal amount to be prepaid2
      (C)Date of prepayment (which is a Business Day)



____________________

1     Eurodollar Loan or ABR Loan.
2 If a partial prepayment, not less than $10,000,000 and in integral multiples of $10,000,000.

                               Very truly yours,

                               TXU Energy Company LLC



                               By _________________________________
                                  Name:
                                  Treasurer

                                                                       EXHIBIT D
                                               FORM OF NOTICE OF INTEREST PERIOD

                                     [Date]

Wachovia Bank, National Association
as Agent for the lenders and Fronting Bank to the Credit Agreement referred to below

Ladies and Gentlemen:

      The undersigned, TXU Energy Company LLC (the "BORROWER"), refers to the Credit Agreement, dated as of November 4, 2004 (as it may hereafter be amended, modified, extended or restated from time to time, the "AGREEMENT"), among the Borrower, the lenders party thereto (the "LENDERS"), Wachovia Bank, National Association, as Agent and as Fronting Bank for the letters of credit issued thereunder. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement. The Borrower hereby gives you notice pursuant to Section 2.06(a) of the Agreement that it requests that the Interest Period be converted as follows:

        (A) Principal amount of Eurodollar Borrowings1          __________
        (B) Interest Period and the last day thereof2           __________








_____________________

1 Shall equal the aggregate principal amount of all Borrowings consisting of Eurodollar Borrowings on the Applicable Maturity Date.
2     Which  shall  be  subject  to  the  definition  of  "INTEREST
      Period".

                               Very truly yours,

                               TXU ENERGY COMPANY LLC




                               By _________________________________
                                  Name:
                                  Title:

                                                                   SCHEDULE 2.01

---------------------------------------------------------------------------
|         NAME OF LENDER  |     COMMITMENT     |        REVOLVING          |
|                         |                    |      SUB-COMMITMENT       |
---------------------------------------------------------------------------
| Wachovia Bank, National |    $500,000,000    |      $250,000,000         |
| Association             |                    |                           |
---------------------------------------------------------------------------
|                 Total   |    $500,000,000    |       $250,000,000        |
---------------------------------------------------------------------------

                                                                SCHEDULE 2.18(I)

                          LC FRONTING BANK COMMITMENTS


--------------------------------------------------------------------------
|  FRONTING BANK                       |  LC FRONTING BANK COMMITMENT     |
--------------------------------------------------------------------------
|  Wachovia Bank, National Association |  $500,000,000                    |
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